Exhibit 10.1


                                                                  Execution Copy
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                            STOCK PURCHASE AGREEMENT

                                  by and among

                             THE GRAND UNION COMPANY

                                       and

                   THE PURCHASERS LISTED ON SCHEDULE I HERETO

                            Dated as of July 30, 1996

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                                TABLE OF CONTENTS

ARTICLE I

      THE PURCHASE ..........................................................1
            Section 1.1.  Definitions........................................1
            Section 1.2.  Sale and Purchase of Preferred Stock...............1
            Section 1.3.  The Closings.......................................1

ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................3
            Section 2.1.  Organization and Qualification; Subsidiaries.......3
            Section 2.2.  Certificate of Incorporation and By-Laws...........4
            Section 2.3.  Capitalization.....................................4
            Section 2.4.  Authority Relative to this Agreement...............5
            Section 2.5.  No Conflict; Required Filings and Consents.........6
            Section 2.6.  Compliance; Permits................................7
            Section 2.7.  SEC Filings; Financial Statements..................8
            Section 2.8.  Absence of Certain Changes or Events...............8
            Section 2.9.  No Undisclosed Liabilities.........................9
            Section 2.10.  Absence of Litigation.............................9
            Section 2.11.  Employee Benefit Plans; Employment Agreements.....9
            Section 2.12.  Labor Matters....................................12
            Section 2.13.  Proxy Statement; Section 14(f) Statement.........12
            Section 2.14.  Title to Property................................13
            Section 2.15.  Restrictions on Business Activities..............15
            Section 2.16.  Taxes............................................15
            Section 2.17.  Environmental Matters............................17
            Section 2.18.  Intellectual Property............................18
            Section 2.19.  Interested Party Transactions....................19
            Section 2.20.  Insurance........................................19
            Section 2.21.  Opinion of Financial Advisor.....................19
            Section 2.22.  Brokers..........................................19
            Section 2.23.  Takeover Statute.................................19
            Section 2.24.  Change in Control Payments.......................20
            Section 2.25.  Section 203 of the DGCL Not Applicable...........20
            Section 2.26.  Foreign Corrupt Practices Act....................20
            Section 2.27.  Disclosure.......................................20
            Section 2.28.  Securities Laws..................................20


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ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................20
            Section 3.1.  Organization......................................21
            Section 3.2.  Due Authorization.................................21
            Section 3.3.  Acquisition for Investment; Source of Funds.......21
            Section 3.4.  Brokers or Finders................................21
            Section 3.5.  Accredited Investor...............................21

ARTICLE IV

      CONDUCT OF BUSINESS PENDING THE PRINCIPAL CLOSING.....................21
            Section 4.1.  Conduct of Business by the Company Pending
            the Principal Closing...........................................22
            Section 4.2.  No Solicitation...................................24

ARTICLE V

      ADDITIONAL AGREEMENTS.................................................25
            Section 5.1.  HSR Act...........................................25
            Section 5.2.  Proxy Statement; 14(f) Statement..................26
            Section 5.3.  Stockholders Meeting..............................26
            Section 5.4.  Access to Information.

                        (a)  ...............................................26
            Section 5.5.  Confidentiality...................................27
            Section 5.6.  Consents; Approvals...............................28
            Section 5.7.  Notification of Certain Matters...................28
            Section 5.8.  Public Announcements. ............................28
            Section 5.9.  Conveyance Taxes..................................29
            Section 5.10.  Listing..........................................29
            Section 5.11.  Consent of Banks.................................29
            Section 5.12.  Restrictions on Transfer.........................29
            Section 5.13.  Board Representation.............................30
            Section 5.14.  Certificate of Designation; Charter Amendment....33
            Section 5.15.  Subsequent Closings..............................33
            Section 5.17.  Common Stock Purchase............................35

ARTICLE VI

      CONDITIONS TO THE STOCK PURCHASE......................................37
            Section 6.1.  Conditions to Obligation of Each Party to
            Effect Any Closing..............................................37


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

            Section 6.2.  Conditions to Obligation of Each Party to Effect
            the Principal Closing...........................................37
            Section 6.3.  Additional Conditions to Obligations of the
            Purchasers at the First Closing.................................38
            Section 6.4.  Additional Conditions to Obligations of the
            Purchasers at the Principal Closing.............................39
            Section 6.5.  Conditions to Obligation of the Purchasers at
            any Subsequent Closing..........................................41
            Section 6.6.  Additional Conditions to Obligation of the
            Company at the First Closing and the Principal Closing..........41
            Section 6.7.  Conditions to Obligations of the Company at any
            Subsequent Closing..............................................42

ARTICLE VII

      TERMINATION...........................................................43
            Section 7.1.  Termination.......................................43
            Section 7.2.  Effect of Termination; Termination Fee............45
            Section 7.4.  Fees and Expenses.................................46

ARTICLE VIII

      GENERAL PROVISIONS....................................................46
            Section 8.1.  Effectiveness of Representations, Warranties
            and Agreements; Knowledge, Etc..................................46
            Section 8.2.  Restrictive Legends...............................46
            Section 8.3.  Notices...........................................47
            Section 8.4.  Certain Definitions...............................49
            Section 8.5.  Amendment.........................................54
            Section 8.6.  Waiver............................................54
            Section 8.7.  Cooperation.......................................54
            Section 8.8.  Headings..........................................54
            Section 8.9.  Severability......................................55
            Section 8.10.  Entire Agreement.................................55
            Section 8.11.  Assignment.  ....................................55
            Section 8.12.  Parties in Interest..............................55
            Section 8.13.  Failure or Indulgence Not Waiver; Remedies
            Cumulative......................................................55
            Section 8.14.  Governing Law....................................55
            Section 8.15.  Counterparts.....................................55


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




Schedules
- ---------

       Schedule I     List of Investors
       Schedule II    Wire Transfer Instructions
       Company Disclosure Schedule
       Exhibit A      Certificate of Designation
       Exhibit B      Charter Amendment
       Exhibit C      By-Law Amendment
       Exhibit D      Ratification and Voting Agreement
       Exhibit E      Registration Rights Agreement
       Exhibit F-1    Form of Opinion of Ropes & Gray (First and Principal
                        Closing)
       Exhibit F-2    Opinion of Wilkie, Farr & Gallagher
       Exhibit G-1    Form of Opinion of Fried Frank (First and Principal
                        Closing)
       Exhibit G-2    Opinion of Dewey Ballantine
       Exhibit H      Management Agreement
       Exhibit I      Form of Opinion of Ropes & Gray (Subsequent Closing)

























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

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement, dated as of July 30, 1996 (this "Agreement"), is among each of (i) The Grand Union Company, a Delaware corporation (the "Company"), and (ii) Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEI") (each a "Purchaser" and, collectively, the "Purchasers").

                                   WITNESSETH:

      WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers (the "Stock Purchase"), an aggregate of Two Million (2,000,000) shares of the Company's Class A Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"), in up to five separate installments; and

      WHEREAS, the Purchasers and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

      Section 1.1. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in
Section 8.4 hereof.

      Section 1.2. Sale and Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth in this Agreement, the Company hereby agrees to sell to the Purchasers, and each of the Purchasers hereby agrees severally to purchase from the Company, at a purchase price of $50.00 per share (the "Purchase Price"), the number of shares of Preferred Stock as are set forth on Schedule I as being purchased by such Purchaser (such shares of Preferred Stock purchased hereunder, the "Shares") at each of the First Closing, the Principal Closing, the Third Closing, the Fourth Closing and the Fifth Closing (all as defined below), subject to Section 5.15 (b) hereof. The terms of the Preferred Stock are set forth in the Certificate of Designation (as hereinafter defined).

      Section 1.3. The Closings. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions applicable to such Closing set forth in Article VI, the purchase and sale of the Shares will be made in up to five installments (each, an


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

"Installment") and the purchase of each Installment will take place at one or more closings (each, a "Closing"), at the New York conference center of Ropes & Gray, 885 Third Avenue, New York, New York, on the dates specified below, unless another date, time or place is agreed to in writing by the parties hereto. At each Closing, the Company will deliver to each Purchaser a certificate (or, if requested in writing at least two business days prior to the Closing, certificates), registered in such Purchaser's name, representing the number of Shares to be purchased by such Purchaser hereunder against payment of the aggregate purchase price therefor by wire transfer of immediately available funds to the Company's account as set forth on Schedule II hereto.

            (a) The First Closing. The closing of the initial investment (the "First Closing") shall take place at 10:00 a.m. (Eastern Time) on such date (if any) as the Purchasers shall specify by not less than five (5) business days' prior notice to the Company; provided, however, that the Purchasers, acting together, may decide, in the exercise of their sole and absolute discretion, whether or not to give such notice; and provided, further, that if the Principal Closing shall have occurred prior to the time that the First Closing shall have occurred, then no First Closing shall occur. If the Purchasers shall give notice of the First Closing pursuant to the preceding sentence, and the Company shall notify the Purchasers on or before the First Closing Date specified in such notice that the Company is unable to obtain the consent referred to in Section
      5.11 hereof on or prior to such specified First Closing Date, then the Purchasers shall be entitled to purchase shares of Common Stock as provided in Section 5.17 hereof. At the First Closing, subject to satisfaction or waiver of the applicable conditions set forth in Article VI, the Company shall sell and each Purchaser shall purchase the number of Shares set forth opposite such Purchaser's name on Schedule I hereto under the heading "First Closing". The date (if any) on which the First Closing shall occur is referred to herein as the "First Closing Date".

            (b) The Principal Closing. The principal Closing (the "Principal Closing") shall take place at 10:00 a.m. (Eastern Time) as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the applicable conditions set forth in Article
      VI. At the Principal Closing the Company shall sell and each Purchaser shall purchase the number of Shares set forth opposite such Purchaser's name on Schedule I hereto under the heading "Principal Closing", less either (i) (if the First Closing shall have occurred) the number of Shares purchased by such Purchaser at the First Closing or (ii) (if the purchase of Common Stock contemplated by Section 5.17 hereof shall have occurred) the number of Shares calculated by dividing the amount of the proceeds received pursuant to Section 5.17 hereof by the Conversion Price as of the date of the Principal Closing.

            (c) Subsequent Closings. On each of February 25, 1997 (the "Third Closing"), August 25, 1997 (the "Fourth Closing"), and February 25, 1998 (the "Fifth Closing", and together with the Third Closing and the Fourth Closing, the "Subsequent Closings"), or at such other earlier time or times as provided in Section 5.15(b) hereof upon the occurrence of a Trigger Event, upon the fulfillment of the applicable conditions set forth


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

      in Article VI hereof, each Purchaser shall purchase at such Subsequent Closing that number of Shares set forth opposite such Purchaser's name on
      Schedule I hereto under the headings "Third Closing", "Fourth Closing" and "Fifth Closing", respectively (except as otherwise provided in Section 5.15(b)(2) hereof). The dates on which each Subsequent Closing shall occur are referred to herein as the "Subsequent Closing Dates", and each of the First Closing Date, the Principal Closing Date and each Subsequent Closing Date are referred to herein as a "Closing Date".

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Subject to Section 8.1 hereof, the Company hereby represents and warrants to the Purchasers that, except as set forth in the written disclosure schedule delivered simultaneously with the execution and delivery of this Agreement that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"):

      Section 2.1. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as it is now being conducted, except such failures as are immaterial to the Company's business as currently conducted. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries as of the date hereof, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock beneficially owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. As of the date hereof, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.


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

      Section 2.2. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to the Purchasers a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date, and has furnished or made available to the Purchasers the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "Company Subsidiary Documents"). Such Certificate of Incorporation, By-Laws and Company Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Company Subsidiary Documents.

      Section 2.3.  Capitalization.

            (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding and none of which is held in treasury. As of the date hereof, (i) 10,000,000 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury, (ii) no shares of Common Stock were held by subsidiaries of the Company, (iii) 1,000,000 shares of Common Stock were reserved for future issuance pursuant to stock options ("Stock Options") granted or to be granted under the Company's 1995 Equity Incentive Option Plan or the Company's 1995 Non-Employee Directors' Stock Option Plan (collectively, the "Company Stock Option Plans") (options for 235,680 shares of Common Stock having been granted prior to the date hereof); and (iv) 900,000 shares of Common Stock were reserved for future issuance upon the exercise of certain warrants (the "Warrants") pursuant to that certain Warrant Agreement between the Company and American Stock Transfer & Trust Company, dated as of June 15, 1995, (the "Warrant Agreement").

            (b) On or prior to the First Closing Date or, if the First Closing shall not have occurred prior thereto, the Principal Closing Date, the Certificate of Designation will have been duly adopted and filed with the Secretary of State of Delaware and on the First Closing Date, or if the First Closing shall not have occurred prior thereto, the Principal Closing Date, shall be in full force and effect. On or prior to the First Closing Date (if a First Closing shall occur): (i) a number of shares of Common Stock equal to the number of Conversion Shares issuable upon the conversion of the Shares issued on the First Closing Date will have been reserved for issuance upon such conversion and (ii) the Shares issued on the First Closing Date will, upon payment of the Purchase Price therefor, be validly issued, fully paid and nonassessable. On or prior to the Principal Closing Date and each subsequent Closing Date, (i) the Shares issued on such Closing Date will, upon payment of the Purchase Price therefore, be validly issued, fully paid and nonassessable, and (ii) a number of Conversion Shares equal to the number of such shares issuable upon the conversion of all Shares then outstanding and to be issued at such Closing shall have been reserved for issuance upon such conversion. All shares of Common Stock, including the Conversion Shares, subject to issuance as aforesaid, upon issuance on the terms and


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

      conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

            (c) As of the date hereof, except as specified in Section 2.3(a), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business and except for the terms of the Company Stock Option Plans. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are beneficially owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens").

      Section 2.4. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement the Registration Rights Agreement, and the Management Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions so contemplated, other than (i) as contemplated by Sections 5.11 and 6.2(a), (ii) the adoption of the Charter Amendment (as hereinafter defined) by the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in accordance with the Delaware General Corporation Law, as from time to time in effect (the "DGCL") and the Company's Certificate of Incorporation and By-Laws, and (iii) the adoption of the By-Law Amendment (as hereinafter defined) by the Board of Directors of the Company. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to consummate the Stock Purchase upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement. Each of this Agreement and each of the other Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchasers, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to


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

bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) the enforcement of the indemnification provisions contained in the Registration Rights Agreement are subject to applicable securities laws and principles of public policy.

      Section 2.5.  No Conflict; Required Filings and Consents.

            (a) The Company has previously provided to the Purchasers copies of
      (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties and standby letters of credit, to which the Company or any of its subsidiaries is a party or by which any of them is bound, each in a principal amount equal to or exceeding $3,000,000, but excluding any such agreement between the Company and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of the Company; (ii) all real property leases currently in effect and to which the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties or assets is bound or affected; (iii) all contracts, agreements, commitments, equipment leases or lease purchase agreements or other understandings or arrangements not specified in clauses (i), (ii) or (iv) hereof to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, either (A) aggregate obligations to pay or rights to receive payments or receipts by the Company or any of its subsidiaries of less than $3,000,000 over the remaining life of any single contract or (B) aggregate annual payments of less than $500,000 for any single contract; and (iv) all agreements which, as of the date hereof, are required to be filed by the Company as "material contracts" with the Securities Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act").

            (b) (i) Neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any agreement, contract or other instrument to which it is party, (ii) to the knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in clause
      (i) of this Section 2.5(b) has breached or is in default of any of its obligations thereunder, and (iii) each of such agreements, contracts and other instruments is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that have not had and could not reasonably be expected to have a Material Adverse Effect.


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

            (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company; (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, (x) any note, bond, mortgage, indenture, real property lease or other material lease, or (y) any material contract, agreement, license, permit, franchise or other instrument or obligation, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected.

            (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the SEC's rules and regulations thereunder (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws") and the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) as contemplated by Section 6.2(a), and
      (iii) for any consent, approval, authorization or permit of, or filing with or notification to, any other federal, foreign, state or provincial governmental or regulatory authority which will be obtained, filed or provided, as the case may be, prior to the Principal Closing.

      Section 2.6.  Compliance; Permits.

            (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected (except for violations which are immaterial to the Company and its subsidiaries, taken as a whole) or (ii)
      (x) any note, bond, mortgage, indenture, real property lease or other material lease, or (y) any material contract, agreement, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected (except for violations which are immaterial to the Company and its subsidiaries, taken as a whole).

            (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company and its subsidiaries are, and after giving effect to the transactions contemplated hereby will be, in compliance in all material respects with the terms of the Company Permits.

      Section 2.7.  SEC Filings; Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed with the SEC and has made available to Purchasers (i) its Annual Report on Form 10-K for the period ended March 30, 1996, (ii) all other forms, reports and documents filed by the Company with the SEC since June 15, 1995, and (iii) all amendments and supplements to all such forms, reports and documents filed by the Company with the SEC since June 15, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports
      (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows and stockholders' equity for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (ii) do not contain the footnotes required by generally accepted accounting principles.

      Section 2.8. Absence of Certain Changes or Events. Since March 30, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;
(d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any other material action or event that would have required the consent of the Purchasers pursuant to Section 4.1 had such action or event occurred after the date of this Agreement (substituting the dollar thresholds in Section 2.5(a) for the dollar threshold appearing in
Section 4.1(e)); or (g) any sale of a material amount of property of the Company or any of its subsidiaries, except in the ordinary course of business or as permitted under the Company Credit Agreement.

      Section 2.9. No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for or disclosed in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended March 30, 1996 included in the Company SEC Reports (the "1996 Company Balance Sheet"), (b) which were incurred in the ordinary course of business and should not be reflected under generally accepted accounting principles on the 1996 Company Balance Sheet, (c) incurred since March 30, 1996 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement or (e) not covered by clauses (a) - (d) of this Section 2.9, in an aggregate amount not exceeding $900,000.

      Section 2.10. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that could reasonably be expected to have a Material Adverse Effect.

      Section 2.11.  Employee Benefit Plans; Employment Agreements.

            (a) Section 2.11(a) of the Company Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA) and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material employment, executive compensation, consulting or severance agreements, written or otherwise, maintained by or contributed to the Company or any subsidiary of the Company or any Company ERISA Affiliate for the benefit of, or relating to, any current or former employee of or consultant to the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company or any subsidiary of the Company (a "Company ERISA Affiliate", provided that for purposes of Section 412 of the Code, the term "Company ERISA Affiliate" shall include entities required to be aggregated with the Company or a subsidiary under Sections 414(m) or (o) of the Code) within the meaning of
      Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or any subsidiary of the Company, as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "Company Employee Plans"). There have been made available to the Purchasers copies of (i) each such written Company Employee Plan (or in the case of an unwritten plan, a written description thereof), and summary plan descriptions relating thereto, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and
      (iii) the most recent actuarial valuation report for each Company Employee Plan.

            (b) (i) Section 2.11(b) of the Company Disclosure Schedule lists as of the date hereof all "multiemployer" plans to which the Company or any subsidiary thereof or any other Company ERISA Affiliate contributes; (ii) all Company Employee Plans are in compliance in form and operation in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code) currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair any such determination; (iv) all contributions required to be made to any Company Employee Plan pursuant to
      Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates, and the Company is not in arrears in any material respect on payment of benefits under any Company Employee Plan; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of
      Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Sections 4062, 4063 or 4041 of ERISA has occurred; (vi) no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; and (vii) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against the Company or any Company ERISA Affiliate or to the Company's knowledge any administrator, trustee or other fiduciary of any Company Employee Plan with respect to any Company Employee Plan, or against any Company Employee Plan or against the assets of any Company Employee Plan; provided, however, that, with respect to such of the Company Employee Plans as are "multiemployer plans," the representations and warranties contained in clauses (i), (ii), (iii), (v) and (vi) above are made only to the Company's knowledge. To the Company's knowledge, the withdrawal liability that the Company has incurred, if any, plus any liability that the Company would incur if it or any of the Company ERISA Affiliates were to completely withdraw as of the date hereof from each multiemployer plan to which it is required to contribute would not be material. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (x) constitute an event under any Company Employee Plan or other agreement with any employer that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, or (y) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchasers to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, the Purchaser or any of their respective affiliates with respect to any employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code. The most recent financial statements of the Company fairly present the liabilities for retiree medical and life insurance benefits and the funded status of the Company's pension plan(s) and nothing has occurred which would adversely affect such funded status and the facts provided to the actuary by the Company with respect to such benefits and plan(s) was complete and correct in all material respects. The assumptions made by the Company pursuant to Section 482 of ERISA were reasonable when made. Neither the Company nor any of its subsidiaries (or any Company ERISA Affiliate) has incurred or is reasonably likely to incur liability (i) under Title IV of ERISA (other than the payment of premiums, none of which are overdue) with respect to any Company Employee Plan or (ii) with respect to an accumulated funding deficiency, whether or not waived.

            (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Common Stock as of the date hereof, together with the number of shares of Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option and (ii) any other right, directly or indirectly, to acquire Common Stock, together with the number of shares of Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

            (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the

      Company or any of its subsidiaries to make annual cash payments in an amount exceeding $200,000; (iii) all employees of, or consultants to, the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries and to whom the Company is obligated to make annual cash payments in excess of $200,000;
      (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $50,000 to any employee, and excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

      Section 2.12. Labor Matters. There are no claims or proceedings pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, asserting that the Company has committed an unfair labor practice. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      Section 2.13.  Proxy Statement; Section 14(f) Statement.

            (a) Any proxy statement to be sent to the stockholders of the Company in connection with a meeting of the stockholders of the Company to consider the sale of the Shares (the "Stockholders Meeting"; such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will comply as to form in all material respects with Section 14(a) of the Exchange Act and the rules promulgated thereunder, and will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Purchasers. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement or omission made based on information supplied by the Purchasers which is contained in any of the foregoing documents.

            (b) In the event that the Principal Closing is to be consummated without a shareholder vote, the information statement required by Rule 14f-1 of the Exchange Act (the "14(f) Statement") and the information statement required by Rule 14c-2 under the Exchange Act, if required to be delivered to shareholders of the Company in connection with the Ratification and Voting Agreement or otherwise in connection with the Stock Purchase (the "Schedule 14C"), will each comply as to form in all material respects with the requirements of Section 14 of the Exchange Act, and will not, on the date the 14(f) Statement or the Schedule 14C, as applicable, (or any amendment thereof or supplement thereto) is first mailed to stockholders, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. If at any time prior to the Principal Closing Date any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the 14(f) Statement or the Schedule 14C, as applicable, the Company shall promptly inform the Purchasers. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement or omission made based on information supplied by the Purchasers which is contained in any of the foregoing documents.

      Section 2.14.  Title to Property.

            (a) The Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title which are not material to the current use of such property in the Company's business; and all leases pursuant to which the Company or any of its subsidiaries lease from others any personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not be material.

            (b) Section 2.14 of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property owned in fee by the Company or its subsidiaries as of the date hereof (each, an "Owned Property" and collectively the "Owned Properties") and a true, complete and correct list of all properties subject to leases, licenses and other occupancy agreements, as amended, modified or supplemented as of the date hereof (collectively, the "Leases"), pursuant to which the Company or its subsidiaries, as applicable, leases or subleases real property and interests in real property leased or subleased by the Company or its subsidiaries as of the date hereof (each, a

      "Leased Property" and collectively the "Leased Properties"). The Company or its respective subsidiary, as applicable, has (x) good and marketable fee title to all Owned Properties and (y) good and valid title to the leasehold estates in all Leased Properties, in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other restrictions of any nature whatsoever (each, an "Encumbrance" and collectively, "Encumbrances"), except for mortgages granted to Bankers Trust Company, as Agent under the Company Credit Agreement and such liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other restrictions or imperfections of title that either individually or in the aggregate do not materially impair the continued use and operation of the property to which they relate for the business of the Company or such respective subsidiary, as applicable, as presently conducted and uses ancillary thereto. The Company has heretofore made available to Purchasers true, correct and complete copies of each of the Leases. Each of the Leases is in full force and effect. Neither the Company nor its subsidiaries, as applicable, is in default under any material provisions under any of the Leases nor has any event occurred which with the giving of notice or the passage of time or both would constitute such a default, under any such material provision. To the best knowledge of the Company, the landlord under each of the Leases is not in default under any material provisions thereunder nor has any event occurred which with the giving of notice or the passage of time or both would constitute such a default.

            (c) The Company is not in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company, and the Company has not received any written notice of any such violation with which such recipient has not complied.

            (d) Except as set forth in Section 2.14(d) of the Company Disclosure Schedule, there are no pending claims of landlords with respect to damages arising from the Company's rejection of nonresidential real property leases in Chapter 11 Bankruptcy Case No. 95-84 (PJW) in the United States Bankruptcy Court for the District of Delaware ("Case No. 95-84"), other than those claims which are in their entirety subject to 11 U.S.C. 502(b)(6).

            (e) Except as set forth on Section 2.14(e) of the Company Disclosure Schedule, there are no leases that were assigned by the Company prior to the filing by the Company of its Chapter 11 bankruptcy petition in Case No. 95-84 with respect to which the Company has received written notice from any party that such party possesses a claim against the Company, other than those claims with respect to which a proof of claim was filed in Case No. 95-84, nor is the Company aware of any such claims which are pending or threatened.

      Section 2.15. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

      Section 2.16.  Taxes.

            (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean (i) taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation), income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) any liability of the Company or its subsidiaries for taxes of any other person under Treasury Regulation Section 1.1502-6 (or any analogous provision of foreign, state or local law), as a transferee or successor under Section 6901 of the Code (or any analogous provision of foreign, state or local law), by contract, or otherwise and (iii) in each case, interest, penalties, additional taxes and additions to tax imposed with respect thereto; "Tax Returns" shall mean returns, reports, forms, declarations and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns ; "Code" shall mean the Internal Revenue Code of 1986, as amended; "Affiliated Group" shall mean, in connection with any federal income Tax, any affiliated group within the meaning of Section 1504 of the Code, and in connection with any state or local Tax, any combined, unitary or similar group under an applicable provision of state or local law; and "IRS" shall mean the Internal Revenue Service.

            (b) (i)The Company and its subsidiaries, and each Affiliated Group of which the Company or its subsidiaries was a member, have filed all Tax Returns (or extension requests) that relate to the Company or its subsidiaries required to be filed by them, (ii) all such Tax Returns were complete and correct, except as would not have a material effect on the liability of the Company or its subsidiaries for Taxes, (iii) the Company and its subsidiaries, and each Affiliated Group of which the Company or its subsidiaries was a member, have paid all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and included in Section
      2.16 of the Company Disclosure Schedule, (iv) there are no other Taxes (other than an immaterial amount of Taxes) that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required, (v) all material amounts required to be collected or withheld by each of the Company and its subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (vi) no taxing authority in a jurisdiction where any of the Company or its subsidiaries do not file Tax Returns has made a written claim or assertion (or, to the knowledge of the Company, a threat) that such non-filing entity is or may be subject to taxation by such jurisdiction that would or may involve a material amount of Tax, (vii) none of the Company or its subsidiaries has agreed or is required to include in income any material adjustment pursuant to Section 481(a) of the Code (or analogous provisions of foreign, state or local law) by reason of a change in accounting method or otherwise, and, the IRS (or other taxing authority) has not proposed, and to the knowledge of the Company, is not considering, any such change in accounting method in connection with an ongoing audit of the Company or its subsidiaries (viii) none of the Company or its subsidiaries has agreed or is required to include in income any adjustment pursuant to Section 482 of the Code (or analogous provisions of foreign, state or local law) which could materially affect the liability for Taxes of the Company or its subsidiaries for any period (or portion of a period) after the Closing, and, the IRS (or other taxing authority) has not proposed, and to the knowledge of the Company, is not considering, any such adjustment which could have any such material effect, (ix) no material excess loss account (as described in Treasury Regulation Section 1.1502-19) exists with respect to any of the Company's subsidiaries, (x) the Company and its subsidiaries have made all material payments of estimated Taxes required to be made under Section 6655 of the Code and any analogous provisions of state, local or foreign law, (xi) there was no reduction to the tax basis of any of the assets of the Company or the subsidiaries as a result of the consummation of the Second Amended Chapter 11 Plan of Reorganization of the Grand Union Company, dated April 19, 1995, (xii) there is no action, suit, proceeding, investigation, audit, claim or assessment pending as to which the Company has received notice in writing with respect to any material liability for Tax that relates to the Company or any of its subsidiaries, (xiii) there are no tax rulings, requests for rulings, or closing agreements to which any of the Company, its subsidiaries or any Affiliated Group of which the Company or any of its subsidiaries was a member, is a party or is subject which could materially affect the liability for Taxes of the Company or its subsidiaries for any period (or portion of a period) after the Closing, (xiv) all income Tax Returns of the Company, each of its subsidiaries and each Affiliated Group of which the Company or its subsidiaries was a member, with respect to taxable periods through the year ended March 30, 1991, have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (xv) neither the Company nor any of its subsidiaries is a party to any tax sharing agreement to which any person not presently included in the consolidated federal income Tax Return filed by the Company is a party, (xvi) none of the Company nor any of its subsidiaries has disposed of any property in a transaction being accounted for under the installment method pursuant to
      Section 453 of the Code which involves the deferral of a material amount of tax, (xvii) none of the

      Company nor any of its subsidiaries has any deferred gain (A) arising from intercompany transactions (as described in Treasury Regulation Section 1.1502-13) or (B) with respect to stock or obligations of any other member of the Company's Affiliated Group, which could materially affect the liability for Taxes of the Company or its subsidiaries for any period (or portion of a period) after the Closing, (xviii) there are no material tax liens on any assets of the Company or any subsidiary thereof, except for Taxes not yet due and payable, and (xix) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1996 Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested).

            (c) To the knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

            (d) The amount of net operating loss carryovers and other carryovers available to the Company and its subsidiaries as of March 30, 1996 is at least $36.4 million. There are no material limitations, as of the Principal Closing Date, (without regard to this transaction), on the ability of the Company and its subsidiaries to use the carryovers described in the preceding clause or claim any otherwise deductible amounts under Sections 382 and 383 of the Code.

      Section 2.17. Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and except for any matters as to which remediation efforts have been completed, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution, contamination or protection of the environment, human health or safety or safety of employees, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or solid, hazardous or toxic materials or wastes into air (indoor or outdoor), surface water, ground water, soil, land surface or subsurface, buildings, facilities, real or personal property or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or solid, hazardous or toxic materials or wastes by the Company or its subsidiaries or their respective agents ("Environmental Laws"); (ii) are in compliance with all terms and conditions of such required Approvals and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of, nor have received notice of, any past or present, actual, alleged or potential violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which may give rise to any contractual, common law or statutory liability, or otherwise form the basis of any claim, action, suit, investigation or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment or elsewhere, of any pollutant, contaminant or solid, hazardous or toxic material or waste; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder; (v) to the Company's knowledge, there have been no past or present releases from any underground or aboveground storage tanks at, on, under or about any property or assets owned, operated or controlled by the Company or any of its subsidiaries;
(vi) as of the date hereof, are not aware of, nor have received any written notice or other communication that any of them is nor may be a potentially responsible person or otherwise liable in connection with any waste disposal site; and (vii) has not been at any time requested or required by any governmental authority to perform any investigatory, removal or remedial activity or other action pursuant to any Environmental Laws.

      Section 2.18.  Intellectual Property.

            (a) The Company, directly or indirectly, owns, licenses or otherwise possesses (or has applied for), legally enforceable rights to use all trademarks, trade names, service marks, trade dress, logos and designs and any and all registrations and applications therefor (and all goodwill associated therewith), all copyrights, whether or not registered, all patents and any applications therefore, computer software and tangible or intangible proprietary information or material, except where the failure to so own, be licensed or otherwise possess legally enforceable rights to use could not reasonably be expected to have a Material Adverse Effect (the "Company Intellectual Property Rights").

            (b) Section 2.18 of the Company Disclosure Schedule sets forth a complete and accurate list of the Company's (i) registered trademarks, trade names, service marks and copyrights, and (ii) patent applications or issued patents. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person that reasonably would be expected to have a Material Adverse Effect, (i) that the manufacture, sale, licensing or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or currently proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, trade secret, service mark, or other proprietary right of any person, (ii) against the use by the Company or any of its subsidiaries of any material trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company and its subsidiaries as currently conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks, patents, and copyrights owned or held by the Company are valid and subsisting and not subject to cancellation or abandonment proceedings. No claims or actions have been asserted or are threatened by the Company against any person with regard to the Company Intellectual Property Rights and, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries, which could reasonably be expected to have a Material Adverse Effect. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries.

      Section 2.19. Interested Party Transactions. Since March 30, 1996, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      Section 2.20. Insurance. Section 2.20 of the Company Disclosure Schedule sets forth a complete list of all material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries. All such policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect.

      Section 2.21. Opinion of Financial Advisor. The Company has been advised in writing by its financial advisor, Donaldson, Lufkin & Jenrette ("DLJ"), that in its opinion, as of the date hereof, the consideration to be received for the Shares is fair to the Company from a financial point of view.

      Section 2.22. Brokers. No broker, finder or investment banker (other than DLJ, the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. Other than the letter dated January 17, 1996 between DLJ and the Company, in the form filed as
Exhibit 10.28 to the Company's annual report on Form 10-K for the fiscal year ended March 30, 1996 (the "DLJ Engagement Letter"), there are no agreements between the Company and DLJ pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

      Section 2.23. Takeover Statute. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws (each a "Takeover Statute").

      Section 2.24. Change in Control Payments. Neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

      Section 2.25. Section 203 of the DGCL Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      Section 2.26. Foreign Corrupt Practices Act. To the Company's knowledge, the Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for governmental office (or any person that the Company knows or has reason to know, will offer anything of value to any governmental official, political party or candidate for political office), such that the Company or its subsidiaries have violated the Foreign Corrupt Practices Act of 1977, as amended. There is not now nor has there ever been any employment by the Company of any governmental or political official in any country while such official was in office.

      Section 2.27. Disclosure. Neither this Agreement nor any other agreement or certificates delivered to the Purchasers as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. With respect to any projections contained in information provided to Purchasers, the Company represents only that such projections were prepared in good faith.

      Section 2.28. Securities Laws. Assuming that the Purchasers' representations and warranties contained in Section 3 hereof are, and continue to be at each Closing, true and correct, the offer, issuance and sale of the Shares is, and will be as of each Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Blue Sky Laws.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Subject to Section 8.1 hereof, each of the Purchasers severally represents and warrants to the Company that:

      Section 3.1. Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

      Section 3.2. Due Authorization. Such Purchaser has all right, power and authority to enter into the Transaction Documents to which it is party and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents to which it is party by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of such Purchaser. The Transaction Documents to which it is party have been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of such Purchaser enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(iii) the enforcement of the indemnification provisions contained in the Registration Rights Agreement are subject to applicable securities laws and principles of public policy.

      Section 3.3. Acquisition for Investment; Source of Funds. Such Purchaser is acquiring the Shares being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and such Purchaser has no present intention or plan to effect any distribution of Shares other than in an offering registered under the Securities Act or a disposition exempt from registration under the Securities Act.

      Section 3.4. Brokers or Finders. No agent, broker, investment banker or other firm or person acting on behalf of such Purchaser, including any of the foregoing that is an affiliate of such Purchaser, is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for the fees to be paid to Shamrock Capital Advisors, Inc. ("SCA") and GE Investment Management Incorporated (the "GEI Manager") by the Company in accordance with Sections 6.3(i) and 6.4(h) of this Agreement and Sections 2 and 5 of the Management Agreement.

      Section 3.5. Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

                                   ARTICLE IV

                CONDUCT OF BUSINESS PENDING THE PRINCIPAL CLOSING

      Section 4.1. Conduct of Business by the Company Pending the Principal Closing. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Principal Closing, unless the Purchasers shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and the Company shall use all reasonable commercial efforts to: (i) pay all obligations of the Company as they come due (except for such obligations as the Company disputes in good faith), (ii) preserve substantially intact the business organization of the Company and its subsidiaries, (iii) keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and (iv) preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as set forth on the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Principal Closing, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Purchasers:

            (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or any of its subsidiaries;

            (b) issue, grant, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Common Stock issuable pursuant to (i) Stock Options which were granted under the Company Stock Option Plans or may be granted under the 1995 Non-Employee Director Stock Option Plan or (ii) the Warrants, and in each case which are outstanding on the date hereof);

            (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) as permitted by the Company Credit Agreement;

            (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, the Senior Notes, shares of Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Common Stock, or propose to do any of the foregoing (other than pursuant to the Company Stock Option Plans);

            (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances, except borrowings in the ordinary course of business for working capital purposes or to fund capital expenditures or purchases of fixed assets permitted by clause (iv) hereof under the Company Credit Agreement; (iii) enter into, materially amend or terminate any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets except as permitted under the Company Credit Agreement; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e); provided, that consent to actions under clauses (ii) - (v) above shall only be required with respect to obligations to pay or rights to receive payments of $1,500,000 on any single contract or any contract or any contract with annual payments in excess of $500,000;

            (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to any director or officer of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law or as may occur in the ordinary course of business;

            (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except for changes in GAAP after the date hereof;

            (h) make any material tax election inconsistent with past practice or settle or compromise any federal, state, local or foreign tax liability in an amount greater than the amount listed in Section 2.16 of the Company Disclosure Schedule or agree to an extension of a statute of limitations;

            (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

            (j) enter into any contract which would have been required to be disclosed under Section 2.5(a), except to the extent otherwise permitted by Section 4.1(e) above;

            (k) enter into any transaction with any affiliate (other than transactions in the ordinary course of business and consistent with past practice) on terms less favorable to the Company than would be obtained in an arms'-length transaction with an unaffiliated Third Party; or

            (l) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (k) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date hereof or which would prevent the Company from being able to deliver the certificate referred to in Section 6.4(a) hereof if the Principal Closing were to be held on the date of such action or prevent the Company from performing or cause the Company not to perform its covenants hereunder such that the Company would be prevented from delivering the certificate referred to in
      Section 6.4(b) hereof if the Principal Closing were to be held on the date of such action.

      Section 4.2.  No Solicitation.

            (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company other than the Stock Purchase (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from considering, discussing, negotiating, agreeing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

            (b) The Company shall immediately notify the Purchasers after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to the Purchasers shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.2(c).

            (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause the Company to act as provided in this
      Section 4.2(c) in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect among the Company and Purchasers, the Company may provide such person with access to information regarding the Company.

            (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than the Purchasers) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

The Company shall (i) ensure that the officers, directors and key employees of the Company and its subsidiaries are aware of and abide by and (ii) use its best efforts to ensure that any investment banker or other advisor or representative retained by the Company is aware of and abides by the restrictions described in this Section 4.2.

      Section 4.3. Press Releases; Interim Public Filings. The Company shall deliver to the Purchasers complete and correct copies of all press releases and public filings made between the date hereof and the Principal Closing Date, in each case prior to release in the form in which it will be issued.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      Section 5.1. HSR Act. As promptly as practicable after the date of the execution of this Agreement, the Company, the Purchasers and all other necessary parties shall file notifications under and in accordance with the HSR Act in connection with the Stock Purchase and the transactions contemplated hereby and shall respond as promptly as practicable to any inquiries and requests received (i) from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation or (ii) from any State Attorney General or other governmental authority in connection with antitrust matters.

      Section 5.2. Proxy Statement; 14(f) Statement. Unless the Principal Closing is to occur without a vote of the shareholders, as promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and the Purchasers of all information required to be contained therein, the Company shall use all reasonable efforts to mail the Proxy Statement to its shareholders, as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Stock Purchase, subject to the last sentence of Section 5.3. Notwithstanding anything contained in this
Section 5.2 to the contrary, in the event that the Principal Closing is to occur without a vote of the shareholders of the Company, the Company and the Purchasers shall prepare, file and mail to the Company's shareholders the 14(f) Statement and, if required, the Schedule 14C. The Company shall amend and supplement the Proxy Statement or the 14(f) Statement or the Schedule 14C, as the case may be, in the event that such amendment or supplement is required under the Exchange Act. The Purchasers shall promptly furnish to the Company all information reasonably requested by it for use in the preparation of the Proxy Statement, the 14(f) Statement and the Schedule 14C, as the case may be, and any amendments or supplements thereto, and each Purchaser shall promptly notify the Company if any amendment or supplement is required under the Exchange Act with respect to any information previously furnished by the Purchaser.

      Section 5.3. Stockholders Meeting. Unless the Principal Closing is to occur without a vote of the Company's shareholders, the Company shall call and hold its Stockholders Meeting as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Stock Purchase. Unless otherwise required under the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of outside legal counsel, the Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

      Section 5.4.  Access to Information.

            (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Purchasers reasonable access, during the period from the date hereof until the Closing

      Date, to all of its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers may reasonably request, and shall make available to the Purchasers the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as the Purchasers may reasonably request.

            (b) As long as either Purchaser shall own any Shares, Conversion Shares or securities issued by the Company as dividends on the Shares, the Company shall permit a representative of such Purchaser, to visit and inspect any of the properties of the Company and its subsidiaries and to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as such Purchaser may reasonably request; provided, however, that at any time a Purchaser shall own securities representing less than 10% of the total voting power of all of the Company's securities then outstanding, the Company's principal officers shall not be required pursuant to this Section 5.4(b) to meet with such Purchaser's representative more often than quarterly, and provided further, neither the Board of Directors nor the officers of the Company shall be under any obligation to take any action with respect to any proposals made or advice furnished by such Purchaser pursuant to this
      Section 5.4, other than to take such proposals or advice seriously and give due consideration thereto.

            (c) Each party shall keep all information furnished or obtained pursuant to this Section confidential in accordance with the terms of
      Section 5.5 hereof.

      Section 5.5. Confidentiality. It is understood by the parties hereto that the information, documents and instruments delivered to Purchasers by the Company or its agents and the information, documents and instruments delivered to the Company by the Purchasers or their respective agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and will only disclose such information, documents and instruments to its duly authorized officers, partners, directors, representatives and agents. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section 5.5 would result in irreparable harm to the other parties to this Agreement and their affiliates and that therefore either the Company or the Purchasers, as the case may be, shall be entitled to seek an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section 5.5, however, shall prohibit such use of such confidential information, documents or information as upon the advice of the Company's counsel or the Purchaser's counsel is required by law, governmental regulations or judicial process; provided, however, that no such disclosure shall be made without reasonable notice to the party that is the source of such confidential information.

      Section 5.6. Consents; Approvals. The Company shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation (i) consents under the agreements set forth on Section 5.6 of the Company Disclosure Schedule and (ii) all United States and foreign governmental and regulatory rulings and approvals), and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, in each case as promptly as practicable; provided, however, no payment or accommodation shall be made by the Company in connection with obtaining the foregoing without Purchasers' consent, which consent shall not be unreasonably withheld. The Company and the Purchasers shall furnish promptly all information required to be included in the Proxy Statement, the 14(f) Statement, or the Schedule 14C, as the case may be, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. The Company also shall use its reasonable efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

      Section 5.7. Notification of Certain Matters. The Company shall give prompt notice to the Purchasers and the Purchasers shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate, or (ii) any failure of the Company or the Purchasers, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that such notice shall be required only if the certificates referred to in Sections 6.3(a), 6.3(b), 6.4(a) or 6.4(b), would not be able to be given if the applicable Closing were to occur on such date.

      Section 5.8. Public Announcements. The Purchasers and the Company shall consult with each other before issuing any press release with respect to the Stock Purchase or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NASDAQ National Market ("NASDAQ"), if it has used all reasonable efforts to consult with the other party prior thereto, and shall promptly notify the other parties hereto thereof.

      Section 5.9. Conveyance Taxes. The Purchasers and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Closing and the Company agrees that it will pay, and will hold the Purchasers harmless, from any and all liability with respect to any such taxes which may be determined to be payable in connection with the transactions contemplated hereby.

      Section 5.10. Listing. The Company shall use its best efforts to continue the quotation of the Common Stock on NASDAQ or a national securities exchange during the term of this Agreement and for so long as any of the Shares or the Conversion Shares are outstanding, and the Company shall continue to use its best efforts to list the Senior Notes on a stock exchange or include the Senior Notes for quotation on NASDAQ (as required under the Reorganization Plan).

      Section 5.11. Consent of Banks. The Company shall use its reasonable efforts to obtain from Bankers Trust Company, as Agent for the banks party to the Company Credit Agreement, a consent of the Required Banks (as defined in the Company Credit Agreement) to the transactions contemplated hereby and a waiver of any defaults or required prepayments under the Company Credit Agreement caused hereby; provided, however, no payment or accommodation shall be made by the Company in connection with obtaining the foregoing without the Purchasers' consent, which consent shall not be unreasonably withheld.

      Section 5.12. Restrictions on Transfer. From the date of the First Closing (or, if the First Closing shall not occur, the Principal Closing), through and including the third anniversary of the later of the First Closing (if one shall occur) or the Principal Closing, the Purchasers agree not to sell, convey, hypothecate or otherwise transfer ("Transfer") any Shares or Conversion Shares unless, immediately after giving effect to such Transfer, the aggregate number of Shares and Conversion Shares so Transferred by all Purchasers after the date hereof is not greater than the aggregate number of Shares purchased hereunder on or prior to the date of determination multiplied by 1/3 (with each share of Preferred Stock representing the number of Conversion Shares receivable upon conversion of such share of Preferred Stock); provided, however, that there are permitted hereunder transfers resulting from (i) the conversion or redemption of Shares; (ii) any exchange of Shares for cash, any other securities or property pursuant to a transaction to which the Company is a party (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or a liquidation, recapitalization or reorganization of the Company); or (iii) any distribution of Shares or Conversion Shares to any affiliate of the Purchasers (in which event such affiliate shall be bound by this provision); and provided, further, that the restrictions on transfer contained in this Section 5.12 shall not apply to restrict any Transfer by the Purchasers or any affiliate of the Purchasers of any Shares or Conversion Shares on and after December 31, 1996 if the First Closing shall have occurred and the Principal Closing shall not have occurred on or prior to such date. Notwithstanding the foregoing, from and after the third anniversary of the Principal Closing, or, if the Principal Closing shall not have occurred, the earlier of (i) the termination of this Agreement pursuant to Section 7.1 or (ii) December 31, 1996, the Shares and the Conversion Shares shall be subject only to such restrictions as are imposed by the Securities Act and Blue Sky Laws. Any transfer by a holder of any Shares shall be made only in compliance with all applicable provisions of the Securities Act and the rules and regulations promulgated thereunder.

      Section 5.13.  Board Representation.

            (a) Prior to or at the time of the First Closing, the Company shall cause the size of its Board of Directors to be increased to nine (9) members and on and after the First Closing Date, if any, shall cause two nominees of the Purchasers to be appointed to the Board of Directors and shall include such two nominees to be included in the Company's slate of directors in connection with its 1996 annual meeting of stockholders and any other meeting at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997.

            (b) Prior to or at the time of the Principal Closing, the Company shall cause (if necessary) the size of its Board of Directors to be increased to nine (9) members and on and after the Principal Closing Date shall cause five nominees of the Purchasers to be appointed to the Board of Directors (including in such five any nominees pursuant to Section 5.13(a) hereof) and shall include such five nominees in the Company's slate of directors in connection with its 1996 annual meeting of stockholders and any other meeting at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997.

            (c) After the Principal Closing, the Purchasers each covenant and agree, on behalf of themselves and any of their affiliates to which Shares or Conversion Shares have been distributed, (i) to cause (so long as the Board is comprised of a majority of members nominated by the Purchasers and such affiliates) the Board of Directors to consist of at least nine
      (9) directors (unless otherwise required in accordance with the Certificate of Designation) and to cause any slate of nominees to the Board to include not less than a number of Disinterested Directors equal to one-third (rounded to the nearest whole number) of all directors (excluding any directors elected as required in accordance with Section 3(c) of the Certificate of Designation); provided, however, that in the event the Purchasers hold less than 50% but more than 35% of the voting securities of the Company, the Purchasers and such affiliates shall use their best efforts to cause such slate of nominees to include not fewer than a number of Disinterested Directors equal to four-ninths (rounded to the nearest whole number) (excluding any directors elected as required in accordance with Section 3(c) of the Certificate of Designation); and provided, further, that in the event the Purchasers and such affiliates hold less than 35% of the outstanding voting securities of the Company, they shall use their best efforts to cause such slate of nominees to include not fewer than a number of Disinterested Directors equal to five-ninths (rounded to the nearest whole number) (excluding any directors elected as required in accordance with
      Section 3(c) of the Certificate of Designation) and (ii) to vote the Shares or Conversion Shares held by them from time to time in favor of the election of the Disinterested Directors nominated pursuant to clause (i) of this Section 5.13(c).

            (d) The Purchasers hereby agree that as long as any of the members of the Board of Directors shall be designated by the Purchasers, the affirmative vote of at least a majority of the Disinterested Directors shall be required to take any of the following actions: (i) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Company's rights and obligations pursuant to this Agreement and the other Transaction Documents; (ii) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Preferred Stock, the Shares, or the Company's rights and obligations pursuant to the Certificate of Designation; (iii) approve any transactions between the Company, on the one hand, and affiliates of the Purchasers, or either of them, on the other hand; and (iv) approve the Disinterested Directors previously nominated by the nominating committee of the Board of Directors for election as directors at any meeting of stockholders or the Board of Directors of the Company, which approval shall not be unreasonably withheld.

            (e) The Purchasers hereby agree, for so long as a majority of the Board of Directors shall consist of directors (other than Disinterested Directors) designated by the Purchasers, that they shall not exercise any right to which the Purchasers would otherwise be entitled pursuant to the Certificate of Designation to elect two directors voting separately as a class due to defaults in dividend payments.

            (f) (1) At each meeting for the election of directors of the Company, the Company shall include in the slate of directors nominated and recommended by the Board of Directors of the Company to the stockholders for election as directors one representative designated (a) by Trefoil as long as Trefoil, together with its affiliates, owns securities of the Company representing 10% or more of the total voting power of all of the Company's outstanding securities, and (b) by GEI, as long as GEI, together with its affiliates, owns securities of the Company representing 10% or more of the total voting power of all of the Company's outstanding securities (such representatives designated by Trefoil and GEI, being referred to herein as the "Purchaser Designees"). The Company agrees that it shall use its best efforts to cause each Purchaser Designee to be elected to, and to be maintained as a member of, the Board of Directors of the Company (including recommending to the stockholders of the Company the election of each Purchaser Designee to the Board of Directors of the Company and opposing any action to remove a Purchaser Designee at each meeting of the stockholders of the Company at which the election or removal of directors is considered), and shall take no action which would diminish the prospects of any Purchaser Designee's being elected to, or being maintained as a member of, the Board of Directors of the Company. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of either Purchaser Designee, Trefoil or GEI, as the case may be, shall be entitled to designate a successor to fill such vacancy until the next meeting for the election of directors of the Company. Each of the Purchaser Designees shall be a member of the Company's Board executive and audit committees, if any, or any committee performing substantially similar functions, provided, however, that if such Purchaser Designee would not qualify as a "disinterested person" for purposes of any such committee of the Board under Section 16 of the Exchange Act or Section 162(m) of the Code, and the respective rules promulgated thereunder, or the rules and regulations of any national securities exchange or national market system for securities (as such terms are defined in the Exchange Act), then such Purchaser Designee shall only be permitted to participate in the business of such committee as a Non-Voting Observer (as defined below). The Company agrees that if at any meeting for the election of directors either Purchaser Designee is not elected to the Board of Directors of the Company, or if for any other reason, at any time, either Purchaser Designee is not a member of the Board of Directors, each of Trefoil and GEI, as the case may be, as long as such Purchaser owns any securities of the Company, will be entitled to have one observer (a "Non-voting Observer") selected by such Purchaser in lieu of its Purchaser Designee, present at all meetings of the Board of Directors and such observer shall have the same access to information concerning the business and operations of the Company and its subsidiaries and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board of Directors, without voting; provided, however, that the Board of Directors shall be under no obligation to take any action with respect to any proposals made or advice furnished by any Non-voting Observer, other than to take such proposals or advice seriously and give due consideration thereto.

            (2) In addition to any requirements specified in the By-laws of the Company, the Company shall notify each Purchaser Designee and any Non-voting Observer, by telecopy, of (a) every meeting (or action by written consent) of the Board of Directors of the Company and (b) every meeting (or action by written consent) of any committee of the Board of Directors of the Company, to the extent, in the case of clause (b), that such person is a member of such committee of the Board of Directors of the Company, at least three days in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable.

            (3) The Company and each of the Purchasers acknowledge that the provisions of this Agreement, including this Section 5.13(f), are intended to provide each of Trefoil and GEI with "contractual management rights" within the meaning of ERISA and the regulations promulgated thereunder.

            (g) The Purchasers hereby agree, that in the event the Purchasers shall sell Shares and/or Conversion Shares constituting at least a majority of the voting power of the Company's securities then outstanding, on an as-converted basis, to a person, or persons constituting a group under Section 13(d)(5) of the Exchange Act, in a transaction or series of related transactions (such person or group, "Third Party Purchaser"), then as a condition to such sale the Purchasers shall require the Third Party Purchaser either: (i) to offer to purchase from the holders of Common Stock all shares of Common Stock held by each such holder at the same per share consideration offered to the Purchasers; or (ii) for so long as a majority of the Board of Directors shall consist of directors (other than Disinterested Directors) designated by the Third-Party Purchaser, (A) to cause two Disinterested Directors to be included in the slate of nominees for election to the Board of Directors of the Company and (B) to vote the Shares or Conversion Shares held from time to time by such Third Party Purchaser in favor of the Disinterested Directors nominated pursuant to clause (A) of this Section 5.13(g)(ii).

      Section 5.14. Certificate of Designation; Charter Amendment; By-Law Amendment.

            (a) The Company shall, prior to the First Closing (or, if the First Closing shall not occur, the Principal Closing), cause to be filed with the Secretary of State of Delaware, a certificate of designation in the form attached hereto as Exhibit A, establishing the terms and conditions of the Preferred Stock (the "Certificate of Designation").

            (b) The Purchasers each hereby severally agree to vote in favor of an amendment to the Company's Certificate of Incorporation in the form attached hereto as Exhibit B (the "Charter Amendment").

            (c) The Company shall, prior to the First Closing (or, if the First Closing shall not occur, the Principal Closing), effect an amendment to its By-Laws in the form attached hereto as Exhibit C (the "By-Law Amendment").

      Section 5.15.  Subsequent Closings.

            (a) Sale of Shares. Each Purchaser agrees and acknowledges that the commitment it is making in this Agreement to purchase the Shares specified for such Purchaser in Schedule I hereto is irrevocable, and that each Subsequent Closing is subject only to the applicable limited conditions set forth in Article VI of this Agreement.

            (b) Acceleration of Subsequent Closing(s). Upon the occurrence of any of the following events (each a "Trigger Event"), the Company and the Purchasers may agree, as to clause (1) herein, or the Purchasers may notify the Company, as to clause (2) herein, that any of the Subsequent Closings is being accelerated, and the Third Closing Date, Fourth Closing Date or Fifth Closing Date, as the case may be, shall be accelerated and shall occur on the fifth business day following such notice:

                  (1) the Company (by vote of the Disinterested Directors) and the Purchasers shall agree to such acceleration of the Subsequent Closing(s); or

                  (2) at any time the Purchasers, in their sole discretion
            (acting together) shall determine that any or all of the Subsequent Closings shall be accelerated, in the amount and with respect to the number of Shares set forth in such notice.

      The Company agrees that any such notice given pursuant to Paragraph (2) above shall be binding and not subject to challenge.

      Section 5.16. Pre-emptive Rights. After the Principal Closing, for so long as the Purchasers or their affiliates shall own at least 50% of the total number of Shares purchased hereunder, the Company will not issue or sell (other than (i) pursuant to employee incentive stock option or other similar plans established by the Company, (ii) pursuant to the Warrant Agreement, (iii) upon conversion of the Shares, or (iv) in connection with any acquisition of all of the assets or equity securities of any entity), any shares of Common Stock of the Company, or options, warrants or other rights to purchase or subscribe for such shares, or securities convertible into or exchangeable for such shares (for purposes of this Section 5.16, collectively, the "Securities") unless, prior to the issuance or sale of such Securities, each Purchaser, including affiliates of the Purchasers to which Shares or Conversion Shares have been transferred (the "Transferees"), shall have been given the opportunity to purchase (on the same terms as such Securities are proposed to be sold) the same proportion of such Securities being issued or offered for sale by the Company as (x) the number of shares issuable upon conversion of all Shares then owned by such Purchaser or Transferee on the day preceding the date of the notice required to be given to such Purchaser and Transferees under this Section 5.16, bears to (y) all of the Company's issued and outstanding Common Stock on that day, including, for this purpose, the number of shares then issuable upon conversion of all of the Company's convertible securities having preemptive rights then outstanding. Prior to the issuance or sale by the Company of any Securities, the Company will given written notice thereof to each Purchaser and to each Transferee who holds of record. Such notice will specify the number of shares or amount of such Securities proposed to be issued, the price and other terms of their proposed issuance, the amount of such purchase, and the period during which such Purchaser or Transferee may elect to purchase such Securities, which period shall extend for at least thirty (30) days following the giving of such notice. Each Purchaser and Transferee shall have the right to purchase its pro rata share of any Securities which are subject to preemptive rights but not subscribed for by the Purchaser or Transferee which was entitled to purchase such Securities. Any such Securities which none of the Purchasers or Transferees elect to purchase in accordance with the provisions of this Section may, within a period of four (4) months after the expiration of the time for making such election, be sold by the Company to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Company than those set forth in such notice. In the event that a Purchaser, a Transferee or the Company fails to perform its obligations under this Section 5.16, the injured party shall have the right, in addition to any other rights such party may have, at law, in equity or otherwise, to specific performance of any and all of such other party's obligations under this Section 5.16.

      Section 5.17.  Common Stock Purchase.

            (a) If the Purchasers shall give notice of a First Closing as provided in Section 1.3(a) hereof, and the Company shall notify the Purchasers on or before the First Closing Date specified in such notice that the Company is unable to obtain the consent referred to in Section
      5.11 hereof on or prior to such specified First Closing Date, then the Purchasers shall be entitled to purchase shares of the Common Stock as provided in this Section 5.17. On any date during the period beginning on the First Closing Date specified in such notice, and ending on the earlier of the Principal Closing Date or December 31, 1996, the Purchasers shall have the right, but not the obligation, to purchase from the Company, and the Company agrees to sell on the terms and conditions set forth in this
      Section 5.17, up to 2,352,941 authorized but unissued shares of the Common Stock (the "Common Shares"), at a price of $6.375 per share.

            (b) To exercise the purchase rights under this Section 5.17, the Purchasers shall give written notice to the Company of their intent to exercise these rights, specifying the number of Common Shares to be purchased by each of the Purchasers hereunder, and the place and date thereof (which shall be not less than one and not more than five business days from the date of such notice).

            (c) At any closing under this Section 5.17, the Purchasers shall make payment to the Company for the aggregate price for the Common Shares being purchased by wire transfer of immediately available funds to the account designated by the Company in writing. At such closing, the Company shall deliver to the Purchasers a duly executed certificate or certificates registered in the name of each Purchaser representing the number of Common Shares purchased by such Purchaser hereunder.

            (d) The Company hereby represents and warrants to, and covenants and agrees with, each of the Purchasers that, on the date of any closing under this Section 5.17:

                  (1) the Company will have taken all necessary corporate action to authorize and reserve for issuance sufficient authorized and unissued shares of Common Stock to effect the issuance of Common Shares hereunder;

                  (2) the Common Shares to be issued on such date, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable; and

                  (3) the Company will not, except as set forth in a disclosure certificate provided by an officer of the Company at or prior to such Closing, be (A) subject to or obligated under any provisions of its Certificate of Incorporation or By-laws or (B) subject to any order, decree, agreement, indenture, instrument, law, rule or regulation, which would be breached or violated by its executing and carrying out the provisions of this Section 5.17; provided, that any exception listed on such disclosure certificate shall not be a condition to the Company's obligations under this
            Section 5.17.

            (e) Each Purchaser, as to itself only, hereby represents and warrants to, and covenants and agrees with, the Company that, on the date of any closing under this Section 5.17, if such Purchaser exercises its right to purchase Common Shares hereunder, it will not acquire any Common Shares with a view to any public distribution thereof within the meaning of the Securities Act.

            (f) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to this Section 5.17 and the purchase price per Common Share shall be appropriately adjusted. If, prior to the expiration or exercise of the rights granted by this Section 5.17 in full, the Company shall consolidate with or merge into another corporation or liquidate, the Purchaser shall thereafter receive upon exercise of the rights granted by this Section 5.17 the securities or property to which a holder of the number of Common Shares deliverable upon the exercise thereof would have been entitled upon such consolidation, merger or liquidation, and the Company shall take such steps in connection with such consolidation, merger or liquidation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the rights granted by this Section 5.17.

      Section 5.18. Voting Agreements; NASD Approval. Promptly after the execution of this Agreement, the Company shall prepare and file with the National Association of Securities Dealers, Inc. ("NASD") a request for confirmation that the Company may consummate the First Closing without approval by the Company's stockholders at a meeting. The Company will use its reasonable best efforts to obtain the agreement of its principal stockholders to enter into Voting and Ratification Agreements (as defined in Section 6.3(f) hereof). The Company agrees to prepare and file with the NASD, as promptly as practicable after holders of more than 50% of the outstanding Common Stock shall enter into Voting and Ratification Agreements, a request for confirmation that, notwithstanding Rule 4460(i)(B) of the Nasdaq Stock Market Rules of the NASD (the "NASD Rules"), the Company may consummate the Principal Closing and the transactions contemplated hereby without approval by the Company's stockholders at a meeting.

      Section 5.19. The Company shall make a timely election pursuant to Section 382(1)(5)(H) of the Code and Treasury Regulation Section 1.382-9(i) not to apply the provisions of Section 382(1)(5) of the Code to any ownership change (within the meaning of Section 382(g) of the Code) occurring pursuant to the Second Amended Chapter 11 Plan of Reorganization of the Grand Union Company, dated April 19, 1995.

      Section 5.20. FIRPTA Certificate. At each Closing, the Company shall provide each of the Purchasers a valid certification of non-foreign status pursuant to Section 1445(b)(2) of the Code and Treasury Regulation Section 1.1445-2(b)(2). Such certification shall conform to the model certification provided in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), or shall be in a form otherwise acceptable to the Purchasers.

                                   ARTICLE VI

                        CONDITIONS TO THE STOCK PURCHASE

      Section 6.1. Conditions to Obligation of Each Party to Effect Any Closing. The respective obligations of each party to effect any Closing of the Stock Purchase shall be subject to the satisfaction at or prior to the relevant Closing Date of the following conditions:

            (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase, which makes the consummation of the Stock Purchase illegal; and

            (b) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit the Purchaser from exercising all material rights and privileges pertaining to its ownership of the Common Stock, or seeking to compel the Company or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries, as a result of the Stock Purchase or the transactions contemplated by this Agreement.

      Section 6.2. Conditions to Obligation of Each Party to Effect the Principal Closing. The respective obligations of each party to effect the Principal Closing of the Stock Purchase shall be subject to the satisfaction at or prior to the Principal Closing Date of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, unless the NASD shall have waived such requirement; and

            (b) HSR Act. All waiting periods applicable to the consummation of the Stock Purchase under the HSR Act shall have expired or been terminated.

      Section 6.3. Additional Conditions to Obligations of the Purchasers at the First Closing. The obligations of the Purchasers to effect the purchase of the Shares to be sold at the First Closing (if one should occur) are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company shall have been true and correct when made in all respects and shall be true and correct at and as of the Closing Date as if made at and as of such time, except for (i) changes not prohibited by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) at and as of the Closing Date where the failure to be true and correct could not, if any qualification in such representations or warranties as to materiality were deleted therefrom (including dollar thresholds), individually or in the aggregate reasonably be expected to have a Material Adverse Effect and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Purchasers shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including without limitation the consent referred to in Section 5.11, except for consents required to be obtained under contracts not material to the operation of the business of the Company; the Company shall have obtained all required approvals and consents, and shall have delivered all required notices, of the transfer of ownership or control of the Company as contemplated by this Agreement, with respect to material licenses and permits held by the Company or any of its subsidiaries pursuant to any federal, state or local laws governing the sale of alcoholic beverages, pharmaceutical products, and cigarettes;

            (d) Opinion of Counsel. The Purchasers shall have received a written opinion of Ropes & Gray and Willkie, Farr & Gallagher, in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibit F-1 and Exhibit F-2 hereto;

            (e) Blue Sky Laws. The Company shall have received all permits and other authorizations necessary under the Blue Sky Laws to issue the Shares pursuant to the Stock Purchase;

            (f) Ratification and Voting Agreements. The holders of more than 50% of the shares of Common Stock then outstanding shall have entered into agreements with the Company and the Purchasers in the form of Exhibit D hereto, with such changes requested by the several shareholders as are reasonably acceptable to the Purchasers (each such Agreement, a "Ratification and Voting Agreement") and each such agreement shall be in full force and effect;

            (g) Registration Rights Agreement. A registration rights agreement between the Company and the Purchasers (the "Registration Rights Agreement") in the form of Exhibit H hereto shall be in full force and effect;

            (h) Management Services Agreement. A management services agreement between the Company and SCA (the "Management Agreement") shall be in full force and effect;

            (i) Transaction Fee. The Company shall have paid to SCA and the GEI Manager an aggregate transaction fee equal to 4.0% of the Purchase Price of the Shares being purchased at such Closing; such transaction fee to be paid by the Company one-half to SCA and one-half to the GEI Manager;

            (j) Board of Directors. The Company shall have expanded the Board of Directors to nine members and shall have caused to be elected two directors of the Purchasers' choosing;

            (k) Delivery of Shares. The Company shall have delivered the Shares to be delivered pursuant to Section 1.2 hereof against the payment of the Purchase Price;

            (l) Bankruptcy. The Company shall not on the First Closing Date be a party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (other than the proceeding pursuant to the Second Amended Chapter 11 Plan of Reorganization of the Grand Union Company, dated April 19, 1995 (the "Reorganization Plan"); the Reorganization Plan shall not have been amended, modified or rescinded, and shall be in full force and effect; and

            (m) Senior Notes. The Company shall have obtained the consent of holders of not less than a majority in principal amount of the Company's Senior Notes to the valid and effective amendment of the Indenture pursuant to which amendments to the Indenture, in form and substance satisfactory to the Purchasers, are made (the "Senior Note Condition").

      Section 6.4. Additional Conditions to Obligations of the Purchasers at the Principal Closing. The obligations of the Purchasers to effect the purchase of the Shares to be sold at the Principal Closing are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company shall have been true and correct when made in all respects and shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time, except for (i) changes not prohibited by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or
      (iii) at and as of the Closing Date, where the failure to be true and correct could not, if any qualification in such representations or warranties as to materiality (and dollar thresholds) were deleted therefrom, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Purchasers shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including without limitation the consent referred to in Section 5.11, except for consents required to be obtained under contracts not material to the operation of the business of the Company; the Company shall have obtained all required approvals and consents, and shall have delivered all required notices, of the transfer of ownership or control of the Company as contemplated by this Agreement, with respect to material licenses and permits held by the Company or any of its subsidiaries pursuant to any federal, state or local laws governing the sale of alcoholic beverages, pharmaceutical products, and cigarettes;

            (d) Opinion of Counsel. The Purchasers shall have received a written opinion of Ropes & Gray, and Willkie, Farr & Gallagher in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibit F-1 and F-2, respectively;

            (e) Blue Sky Laws. The Company shall have received all permits and other authorizations necessary under the Blue Sky Laws to issue the Shares pursuant to the Stock Purchase;

            (f) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and in effect;

            (g) Management Services Agreement. The Management Agreement shall be in full force and in effect;

            (h) Transaction Fee. The Company shall have paid to SCA and the GEI Manager an aggregate transaction fee with respect to such closing equal to $4,000,000 less the amount of the transaction fee, if any, paid pursuant to Section 6.3(i); such transaction fee to be paid by the Company one-half to SCA and one-half to the GEI Manager;

            (i) Board of Directors. The Company shall have expanded the Board of Directors to nine members and shall have caused to be elected five directors of the Purchasers' choosing;

            (j) Delivery of Shares. The Company shall have delivered the Shares to be delivered pursuant to Section 1.2 hereof against the payment of the Purchase Price;

            (k) Bankruptcy. The Company shall not on the Principal Closing Date be a party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (other than the proceeding pursuant to the Reorganization Plan), the Reorganization Plan shall not have been amended, modified or rescinded, and shall be in full force and effect; and

            (l) Withdrawal Liability. The Purchasers shall have determined, after an investigation by Ernst & Young to have commenced promptly after the date hereof and to be completed no later than the date on which all other conditions to the Principal Closing set forth in Sections 6.1 and
      6.4 hereof have been satisfied (which shall not occur earlier than 45 days from the date hereof), that the withdrawal liability that the Company would incur with respect to (i) the Amalgamated Meat Cutters and Retail Food Store Employees Union Pension Fund (Local 342) and (ii) the Local 174 Retail Pension Fund, if the Company were completely to withdraw as of the Principal Closing Date from both such plans, would not exceed $6,000,000.

      Section 6.5. Conditions to Obligation of the Purchasers at any Subsequent Closing. The obligations of the Purchasers to purchase shares at any Subsequent Closing shall be subject only to the fulfillment on or before such Subsequent Closing of each of the following conditions unless waived by Purchasers:

            (a) Representations and Warranties. The representations and warranties of the Company contained in the first sentence of Section 2.1, in the last sentence of Section 2.2 and in the penultimate sentence of
      Section 2.3(b) of this Agreement shall be true and correct in all material respects at and as of the Subsequent Closing Date as if made at and as of such time and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

            (b) Opinion of Counsel. The Purchasers shall have received a written opinion of Ropes & Gray, in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibit I hereto; and

            (c) Bankruptcy. The Company shall not be party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (except for proceedings pursuant to the Reorganization Plan).

      Section 6.6. Additional Conditions to Obligation of the Company at the First Closing and the Principal Closing. The obligation of the Company to effect the Stock Purchase at each of the First Closing and the Principal Closing is also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers;

            (b) Agreements and Covenants. The Purchasers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Purchasers for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Purchasers;

            (d) Opinion of Counsel. The Company shall have received a written opinion from Fried, Frank, Harris, Shriver & Jacobson, and Dewey Ballantine in form and substance reasonably satisfactory to the Company, substantially in the form of Exhibit G-1 and G-2 hereto, respectively; and

            (e) Payment of Purchase Price. The Purchasers shall have delivered payment of the aggregate Purchase Price for the Shares sold hereunder to be purchased by them at the Closing as set forth in Section 1.2 hereof.

      Section 6.7. Conditions to Obligations of the Company at any Subsequent Closing. The obligations of the Company to effect the Stock Purchase at any Subsequent Closing shall be subject to the fulfillment on or before such Subsequent Closing of each of the following conditions unless waived by the
Company:

            (a) Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3.1 and 3.3 of this Agreement shall be true and correct in all material respects at and as of the Subsequent Closing Date as if made at and as of such time and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers; and

            (b) Payment of Purchase Price. The Purchasers shall have delivered payment of the aggregate Purchase Price of the Shares to be purchased by them at such Closing as set forth in Section 1.2.


                                   ARTICLE VII

                                   TERMINATION

      Section 7.1. Termination. This Agreement may be terminated at any time prior to the Principal Closing Date, notwithstanding approval thereof by the stockholders of the Company:

            (a) by mutual written consent duly authorized (i) by the Board of Directors of the Company and the Purchasers at any time prior to the Principal Closing or (ii) by the Disinterested Directors and the Purchasers at any time after the first to occur of the First Closing or the Principal Closing; or

            (b) by either the Purchasers or the Company if the Principal Closing shall not have been consummated by December 31, 1996 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Principal Closing to occur on or before such date); or

            (c) by either the Purchasers or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Stock Purchase; or

            (d) by the Purchasers, (i) if the condition specified in Section 6.2(a) shall not have been satisfied by December 31, 1996, or (ii) prior thereto, if any party (other than the Purchasers) to any Ratification and Voting Agreement shall have breached such agreement; or

            (e) by the Purchasers, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Stock Purchase in a manner adverse to the Purchasers or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below); (iii) a tender offer or exchange offer for 35% or more of the outstanding shares of Common Stock is commenced (other than by the Purchasers or affiliates of Purchasers) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; (iv) any agreement with a Third Party contemplating an Alternative Transaction is signed by the Company or (v) any Third Party consummates an Alternative Transaction; or

            (f) by the Company if the Board of Directors of the Company determines in good faith (upon advice of outside counsel) that in order to discharge properly its fiduciary duties it is required to recommend to the stockholders of the Company an Alternative Transaction; or

            (g) by the Purchasers or the Company, (i) if any representation or warranty of the Company or the Purchasers, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or the Purchasers set forth in this Agreement, such that the conditions set forth in any of Sections 6.3(a), 6.3(b), 6.4(a), 6.4(b), 6.6(a) or 6.6(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable within twenty-one (21) calendar days after notice of the other party's intent to terminate this Agreement, through the exercise of reasonable efforts and for so long as the Company or the Purchasers, as the case may be, continues to exercise such reasonable efforts, neither the Purchasers nor the Company, respectively, may terminate this Agreement under this Section 7.1(g) until after the last day of such period.

       As used herein, "Alternative Transaction" means any of (i) the acquisition, in one transaction or a series of transactions by any person (or group of persons) other than the Purchasers or their affiliates (a "Third Party") of more than 20% of the outstanding shares of Common Stock, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 35% of the voting power of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 35% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, that (x) no person or group who owns 20% or more of the Company's outstanding Common Stock on the date hereof shall be deemed a "Third Party" for purposes of determining that an Alternative Transaction shall have occurred, unless and until such holder shall have acquired an additional aggregate of more than 10% of the outstanding Common Stock from and after the date hereof, provided that such holder shall be, as of the date hereof, and shall continue to be, entitled to file reports concerning beneficial ownership and changes thereto required under the Exchange Act on
Schedule 13G; provided that, any requirement to file on Schedule 13D resulting solely from the execution of Ratification and Voting Agreements shall not cause a person to be considered a Third Party, and (y) no other person or group shall be deemed a "Third Party" for purposes of determining that an Alternative Transaction shall have occurred if it is, from and after the date of its acquisition of Common Stock, and for so long as it remains, entitled to file reports concerning beneficial ownership and changes thereto required under the Exchange Act on Schedule 13G; provided that, any requirement to file on Schedule 13D resulting solely from the execution of Ratification and Voting Agreements shall not cause a person to be considered a Third Party, at which time all of any such holder's, person's or group's shares shall be counted for purposes of determining whether an Alternative Transaction shall have occurred.

      Section 7.2. Effect of Termination; Termination Fee. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except as set forth in this Section 7.2 and Sections 7.3, 7.4 and 8.1 hereof, and nothing herein shall relieve any party from liability for any breach hereof. In the event of a termination:

            (a) by the Company pursuant to Section 7.1(f) hereof or by the Purchasers pursuant to Section 7.1(e) (i) through (iv) hereof, the Company shall pay to SCA and the GEI Manager an aggregate of $2,600,000, in cash, one-half to SCA and one-half to the GEI Manager;

            (b) by the Purchasers pursuant to Section 7.1(d) (i) or 7.1(e)(v) hereof, the Company shall pay to SCA and the GEI Manager an aggregate of $2,600,000, either (i) in cash, one-half to SCA and one-half to the GEI Manager or (ii) by issuing shares of Common Stock, one-half to SCA and one-half to the GEI Manager, having an aggregate Fair Market Value equal to such amount multiplied by 133-1/3%, such choice between cash or Common Stock to be made by the Company;

            (c) by (i) either the Purchasers or the Company (A) pursuant to
      Section 7.1(c) or (B) pursuant to Section 7.1(g) due solely to a Terminating Breach resulting from a Force Majeure Event or (ii) the Purchasers pursuant to Section 7.1(g) due solely to a failure of the conditions set forth in Section 6.1(a) or 6.1(b) to be satisfied (a "Section 6.1 Breach"), then the Company shall pay no termination fee; or

            (d) by either the Purchasers or the Company pursuant to any other provision of Section 7.1 (including termination by the Company for a Section 6.1 Breach), the Company shall pay to SCA and the GEI Manager either (i) an aggregate of $1,300,000 in cash, paid one-half to SCA and one-half to the GEI Manager, or (ii) 108,000 shares of Common Stock to SCA and 108,000 shares of Common Stock to the GEI Manager, such choice between cash and Common Stock to be made by the Company.

      Section 7.3. Return of Transaction Fee. If the Purchasers shall fail to purchase Shares at any Subsequent Closing solely as a result of the breach of this Agreement by the Purchasers, each of SCA and the GEI Manager (severally, and not jointly) shall pay to the Company one-half by SCA and one-half by the GEI Manager, as liquidated damages for the transaction fees paid pursuant to
Section 6.3(i) or 6.4(h), an aggregate amount equal to 4% of the Purchase Price of the Shares to have been purchased by such Purchaser at such Subsequent Closing, together with interest on such amount at a rate of 8 1/2% per annum, accruing from the date of the Principal Closing to the date of such Subsequent Closing as scheduled hereunder.

      Section 7.4. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Stock Purchase is consummated; provided, however, that, with respect to the Purchasers, such fees and expenses shall not exceed $1,000,000.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

      Section 8.1. Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement and in any certificates delivered at or prior to a Closing Date shall (i) survive such Closing Date with respect only to the Shares purchased on such Closing Date for a period of one year, at which time they shall terminate and be of no further force or effect, except that (w) the representations and warranties in Section 2.17 shall survive for five years from the Principal Closing Date (or, if the Principal Closing does not occur, the First Closing
Date), (x) the representations and warranties in Sections 2.1, 2.2, 2.3, 2.4, 2.19 and 2.28 and the covenants contained in Sections 5.4, 5.5, 5.10, 5.13, 5.16 and 5.17(d) shall survive indefinitely, (y) the covenant set forth in Section 5.12, which shall survive for three years from the Principal Closing Date (or, if the Principal Closing does not occur, the First Closing Date) and (z) the representations, warranties and agreements set forth in Section 2.16, which shall survive the Closing until the expiration of the applicable statute of limitations, and (ii) terminate upon the termination of this Agreement pursuant to Section 7.1, except that the agreements set forth in Sections 7.2, 7.3 and 7.4 shall survive such termination indefinitely and except that, if this Agreement shall terminate after a Closing has occurred, clause (i) of this sentence shall apply; provided, however, that the Purchasers shall have no claim with respect to any purchase of any Shares, with respect to a breach of a representation, warranty or covenant hereunder, or otherwise, unless and until the aggregate amount of all damages sustained by the Purchasers in respect thereof shall exceed $500,000, in which event the Company shall be liable to the Purchasers in the aggregate amount of all such damages.

      Section 8.2. Restrictive Legends. No restricted shares may be transferred without registration under the Securities Act and applicable state securities laws unless in the opinion of Ropes & Gray or other counsel to the Company such transfer may be effected without such registration. Each certificate representing restricted shares shall bear legends in substantially the following form:

      The securities represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or such laws.

      The securities represented by this certificate were issued pursuant to, and the holder hereof is entitled to certain rights and subject to certain obligations contained in, a Stock Purchase Agreement dated as of July 30, 1996, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

      Section 8.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a)  If to the Purchasers:

            Trefoil Capital Investors II, L.P.
            c/o Shamrock Capital Advisors, Inc.
            4444 Lakeside Drive
            Burbank, CA 91505
            Attn: Stanley P. Gold, President
            Telecopier No.:  (818) 845-9718
            Telephone No.:  (818) 845-4444

            and

            GE Investment Private Placement Partners
             A Limited Partnership
            3008 Summer Street
            Stamford, CT  06905
            Attn:  Michael Pastore, Esq.
            Telecopier No.:  (203) 326-4177
            Telephone No.:  (203) 326-2312

            With copies to:

            Fried, Frank, Harris, Shriver & Jacobson
            725 South Figueroa Street, Suite 3890
            Los Angeles, CA 90017-5438
            Attn: David K. Robbins, Esq.
            Telecopier No.:  (213) 689-1646
            Telephone No.: (213) 689-5800

            and

            Dewey Ballantine
            1301 Avenue of the Americas
            New York, NY  10019
            Attn:  William J. Phillips, Esq.
            Telecopier No.:  (212) 259-6333
            Telephone No.:  (212) 259-8000

            (b)  If to the Company:

            Chief Executive Officer
            The Grand Union Company
            201 Willowbrook Blvd.
            Wayne, NJ  07470-0966
            Attn:  Joseph T. McCaig
            Telecopier No.:  (201) 890-6012
            Telephone No.:  (201) 890-6000

            With a copy to:

            Ropes & Gray
            One International Place
            Boston, MA  02110
            Attn: Winthrop G. Minot, Esq.
            Telecopier No.: (617) 951-7050
            Telephone No.: (617) 951-7364


      Section 8.4. Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more;

         (b) "beneficial owner" with respect to any shares of Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

         (d) "Company Credit Agreement" means that certain amended and restated Credit Agreement dated as of June 15, 1995, as from time to time in effect among the Company, the banks party thereto, and Bankers Trust Company as Agent for the banks party thereto, as filed in the Company's SEC Reports, together with such related transaction documents, amendments, extensions and waivers in effect as of the date hereof, and the consent and waiver secured pursuant to Section 5.11.

         (e) "consent of the Purchasers" or "by the Purchasers" means the consent of or action by, as the case may be, the Purchasers (i) if prior to the Principal Closing, as are, in the aggregate, purchasing at least 51% of the Shares sold hereby and (ii) if after the Principal Closing, as then own, in the aggregate, at least 51% of the Shares and the Conversion Shares (voting as a single class);

         (f) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (g) "Conversion Shares" means the shares of Common Stock issuable upon conversation of the Shares;

         (h) "Current Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean the volume weighted average of the sales prices for shares of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the volume weighted average of the sale prices for shares of Common Stock or such other securities for such period. If the Common Stock is not listed or admitted to trading on a national securities exchange or an automated quotation system that permits determination of weighted average sale prices over a period of time, then "Current Market Price" for any period shall mean the average of the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices are furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate;

         (i) "Disinterested Director" shall mean any member of the Board of Directors of the Company who is not an Associate of either or both of the Purchasers. "Associate" shall mean (i) a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under direct or indirect common control with, either of the Purchasers; (ii) a person who is or has been within two years of the time in question, an officer of the Company; (iii) a person who is or has been within two years prior to the time in question, a director, officer or general partner of either of the Purchasers or an Associate of a person (other than the Company) referred to in clauses (i) or (iv); and (iv) Members of the Immediate Family of any such Person. "Members of the Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such person, each child of any of the aforementioned persons, each trust created in whole or in part for the benefit of one or more of the aforementioned persons and each custodian or guardian of any property of one or more of the aforementioned persons. Notwithstanding the foregoing, a person shall not be deemed to be an Associate of the Purchasers solely because such person is a member of the Board of Directors of the Company;

         (j)"Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the Current Market Price of such shares or securities for the 30 Trading Day period preceding the date as of which the Fair Market Value is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee;

         (k) "Force Majeure Event" means a war involving the United States (declared or undeclared), embargo, blockade or nuclear incident or any hurricane, earthquake, flood, tornado, or other similar act of God;

         (l) "generally accepted accounting principles" or "GAAP" shall mean United States generally accepted accounting principles;

         (m) "Indenture" means the indenture dated June 15, 1995, covering the Company's 12% Senior Notes due September 1, 2004, and the related transaction documents referenced therein;

         (n) "knowledge" means the actual knowledge of any director or executive officer;

         (o) "Material Adverse Effect" means, when used in connection with the Company or any of the Company's subsidiaries, as the case may be, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect and with respect to which such phrase is used, (a) is materially adverse to the business, assets (including intangible assets) financial condition or results of operations of the Company and its subsidiaries, in each case taken as a whole, or (b) will delay or prevent the consummation of the transactions contemplated hereby;

         (p) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

         (q) "restricted shares" shall mean Shares which are and at all times since the issuance thereof have been "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act;

         (r) "Senior Notes" means the Company's 12% Senior Notes due September 1, 2004;

         (s) "subsidiary" or "subsidiaries" of the Company or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      Each of the following terms shall have the meaning ascribed to it in the section set forth beside such term in the table below:

         Term                                     Section
         ----                                     -------

         "Acquisition Proposal"                   4.2(a)
         "Agreement"                              Recitals
         "Alternative Transaction"                7.1
         "Antitrust Division"                     5.1
         "Approvals"                              2.1
         "Blue Sky Laws"                          2.5(d)
         "By-Law Amendment"                       5.14(c)
         "Certificate of Designation"             5.14(a)
         "Charter Amendment"                      5.14(b)
         "Closing"                                1.3

         Term                                     Section
         ----                                     -------

         "Closing Date"                           1.3(c)
         "Code"                                   2.11(a)
         "Common Shares"                          5.17(a)
         "Common Stock"                           2.3(a)
         "Company"                                Recitals
         "Company Disclosure Schedule"            Article II
         "Company Employee Plans"                 2.11(a)
         "Company ERISA Affiliate"                2.11(a)
         "Company Intellectual Property Rights"   2.18
         "Company Permits"                        2.6(b)
         "Company SEC Reports"                    2.7(a)
         "Company Stock Option Plans"             2.3(a)
         "Company Subsidiary Documents"           2.2
         "DGCL"                                   2.4
         "DLJ Engagement Letter"                  2.22
         "DLJ"                                    2.21
         "Environmental Laws"                     2.17
         "ERISA"                                  2.11(a)
         "Exchange Act"                           2.5(a)
         "First Closing"                          1.3(a)
         "First Closing Date"                     1.3(a)
         "14(f) Statement"                        2.13(b)
         "Fourth Closing"                         1.3(c)
         "FTC"                                    5.1
         "GEI"                                    Recitals
         "GEI Manager"                            3.4
         "HSR Act"                                2.5(d)
         "IRS"                                    2.11(b)
         "ISO"                                    2.11(c)
         "Indemnified Parties"                    5.8(b)
         "Installment"                            1.3
         "Laws"                                   2.5(c)
         "Leased Property"                        2.14(b)
         "Leases"                                 2.14(b)
         "Liens"                                  2.3(c)
         "Management Agreement"                   6.2(h)
         "NASD"                                   5.18
         "NASD Rules"                             5.18
         "NASDAQ"                                 5.8
         "1996 Company Balance Sheet"             2.9
         "Non-Voting Observer"                    5.13(e)

         Term                                     Section

         "Owned Property"                         2.14(b)
         "PBGC"                                   2.11(b)
         "Preferred Stock"                        Recitals
         "Principal Closing"                      1.3(b)
         "Principal Closing Date"                 1.3(b)
         "Proxy Statement"                        2.13
         "Purchase Price"                         1.2
         "Purchaser Designees                     5.13(e)
         "Purchasers"                             Recitals
         "Ratification and Voting Agreement"      6.3(f)
         "Registration Rights Agreement"          6.3(g)
         "Reorganization Plan"                    6.3(l)
         "SCA"                                    3.4
         "Schedule 14C"                           2.13(b)
         "SEC"                                    2.5(a)
         "Section 6.1 Breach"                     7.2(c)
         "Securities"                             5.16
         "Securities Act"                         2.5(d)
         "Senior Note Condition"                  6.3(m)
         "Shares"                                 1.2
         "Stock Options"                          2.3(a)
         "Stock Purchase"                         Recitals
         "Stockholders Meeting"                   2.13(a)
         "Subsequent Closings"                    1.3(c)
         "Subsequent Closing Dates"               1.3(c)
         "Takeover Statute"                       2.23
         "Tax", "Taxes"                           2.16(a)
         "Tax Returns"                            2.16(a)
         "Terminating Breach"                     7.1(g)
         "Third Closing"                          1.3(c)
         "Third Party"                            7.1
         "Third Party Purchaser"                  5.13(f)
         "Transaction Documents"                  2.4
         "Transfer"                               5.12
         "Transferees"                            5.16
         "Trefoil"                                Recitals
         "Trigger Event"                          5.15(b)
         "Warrants"                               2.3(a)
         "Warrant Agreement"                      2.3(a)

      Section 8.5. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date; provided, however, that, after approval of the Stock Purchase by the stockholders of the Company, if required, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the Company and each of the Purchasers.

      Section 8.6. Waiver. At any time prior to the Closing Date, the parties hereto, upon the written consent of the Company and each Purchasers may (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein.

      Section 8.7. Cooperation. The Purchasers and the Company agree to take, or to cause to be taken, all such reasonable and lawful action as may be necessary to make effective and consummate the transactions contemplated by this Agreement.

      Section 8.8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 8.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      Section 8.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      Section 8.11. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

      Section 8.12. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

      Section 8.13. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      Section 8.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

      Section 8.15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    [This space intentionally left blank.]

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Stock Purchase Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

                                   The Company:

                                   THE GRAND UNION COMPANY


                                   By: /s/ Joseph J. McCaig
                                      ____________________________
                                   Name: Joseph J. McCaig
                                   Title: President and Chief Executive Officer


                                   The Purchasers:

                                   TREFOIL CAPITAL INVESTORS
                                   II, L.P.,
                                    By: TREFOIL INVESTORS II, INC.,
                                        its managing general partner


                                    By: /s/ Geoffrey T. Moore
                                        ________________________________
                                         Name:  Geoffrey T. Moore
                                         Title: Managing Director


                                    GE INVESTMENT PRIVATE
                                    PLACEMENT PARTNERS II, A LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                    By: GE INVESTMENT MANAGEMENT
                                        INCORPORATED, a Delaware
                                        corporation, as general partner

                                    By: /s/ Michael M. Pastore
                                       __________________________________
                                       Name:  Michael M. Pastore
                                       Title: Vice President

                                   Schedule I

                        Number of Shares To Be Purchased


- --------------------------------------------------------------------------------
              First         Principal     Third         Fourth        Fifth
Purchaser     Closing       Closing       Closing       Closing       Closing
- --------------------------------------------------------------------------------
Trefoil       149,999       400,000(1)    200,000       200,000       200,000
- --------------------------------------------------------------------------------
GEI           149,999       400,000(1)    200,000       200,000       200,000
- --------------------------------------------------------------------------------

__________________________

      (1) Less the number of Shares (if any) purchased at the First Closing.

                                 SCHEDULE II

                          Wire Transfer Instructions
                          --------------------------

Account Name:      The Grand Union Company

Account Number:   00319409

ABA Number:       02100103

Bank Name:          Banker's Trust Company

                                                                       Exhibit A
                             THE GRAND UNION COMPANY

                           CERTIFICATE OF DESIGNATION
                     OF CLASS A CONVERTIBLE PREFERRED STOCK
                 SETTING FORTH THE POWERS, PREFERENCES, RIGHTS,
                 QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                          SUCH CLASS OF PREFERRED STOCK


     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, The Grand Union Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by Article __ of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on ___ __, 1996, adopted the following resolution creating a series of Preferred Stock designated as Class A Convertible Preferred Stock (the "Class A Stock"):

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a class of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such class, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Stated Value.

     The Class A Stock shall consist of [3,500,000] shares, par value $.01 per share, each of which shall have a stated value of $50 per share (the "Stated Value").

Section 2. Dividends and Distributions.

     (a) The holders of shares of Class A Stock, in preference to the holders of shares of Junior Dividend Stock (as defined in Section 11 hereof), shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, dividends at an annual rate of 8.50% of the Stated Value from and after the Issue Date (as defined in Section 11 hereof) of such shares as long as shares of Class A Stock remain outstanding. Dividends shall be payable in cash, or additional shares of Class A Stock, as provided in paragraph (c) of this Section 2, or shares of Common Stock, as provided in paragraph (c) of this Section 2. Dividends shall be computed on the basis of the Stated Value, and shall accrue and be payable quarterly, in arrears, on the last Business Day (as defined in Section 11) of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the Issue Date of such shares. To the extent that dividends on the Class A Stock are payable in cash, such dividends shall be cumulative. Accrued dividends not paid on any Quarterly Dividend Payment Date shall accrue additional dividends at an annual dividend rate of 8.50% until paid in full.

     (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date of each share of Class A Stock, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Class A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (c) With respect to dividends paid on or prior to the third anniversary of the Principal Issue Date (as defined in Section 11), the Corporation shall have the option to pay such dividends in shares of Class A Stock valued at $50 per share or in whole shares of Common Stock valued at Fair Market Value determined as of the close of business on the third Business Day immediately preceding the date of payment, instead of in cash. With respect to dividends paid after the third anniversary of the Principal Issue Date but on or prior to the fifth anniversary of the Principal Issue Date, the Corporation shall have the option to pay such dividends in shares of Class A Stock valued at $50 per share or in whole shares of Common Stock valued at Fair Market Value determined as of the close of business on the third Business Day immediately preceding the date of payment, instead of in cash, but only if the Corporation is prohibited from paying such dividends in cash under the terms of its Bank Credit Agreement or its Senior Notes. To the extent that the Corporation elects to pay any dividends in shares of Common Stock, it shall pay a premium in additional shares of Common Stock equal to 33-1/3% of the total number of shares of Common Stock that would otherwise be paid as the dividend. After the fifth anniversary, all dividends shall be paid in cash. The Corporation shall only have the right to pay dividends in shares of Common Stock if, on the Quarterly Dividend Payment Date in question, the Common Stock is listed and traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System. In connection with any payment of dividends in shares of Common Stock pursuant to this Section 2(c), no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall either (i) deliver a whole share of Common Stock in respect of the fractional share which the holder would otherwise have been entitled to upon such dividend payment or (ii) pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value of a share of Common Stock determined as of the close of business on the third Business Day immediately preceding the date of payment.

     (d) Prior to the Principal Issue Date, all dividends on the Class A Stock shall be paid in cash. Such dividends may be cumulated and not paid, without penalty or other adverse consequence (including additional dividends on the accrued and unpaid dividends), prior to the Required Issue Date, with all such cumulated dividends to be paid in accordance with Sections 2(a) and 2(c) and the first sentence of this Section 2(d) on the first Quarterly Dividend Payment Date after the earlier of the Principal Issue Date and the Required Issue Date.

     (e) The holders of shares of Class A Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Class A Stock shall have the following voting rights:

     (a) In addition to voting rights provided elsewhere in this Section 3, and as long as any of the Class A Stock is outstanding, each share of Class A Stock shall entitle the holder thereof to vote on all matters, including with respect to the election of directors, voted on by holders of Common Stock voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Class A Stock shall entitle the holder thereof to cast the number of votes equal to the number of whole votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Class A Stock is convertible on the record date for such vote; provided, however, that if more than one share of Class A Stock shall be held by any holder of shares of Class A Stock, the total number of votes which such holder shall be entitled to cast pursuant to this Section 3(a) shall be computed on the basis of conversion of the total number of shares of Class A Stock held by such holder, with any then remaining fractional share disregarded for the purposes of this Section 3(a).

     (b) In addition to the voting rights provided elsewhere in this Section 3, the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (A) except as contemplated by Section 2(c), authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes, or any series of any class or classes, of the Corporation's capital stock ranking pari passu with or prior to (either as to dividends or upon a change in control of the Corporation, voluntary or involuntary liquidation, dissolution or winding up) the Class A Stock, (B) except as contemplated pursuant to Section 2(c) or as permitted pursuant to Section 10(a), increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Class A Stock, (C) alter, amend or repeal any of the provisions of the Certificate of Incorporation of the Corporation which in any manner would alter, change or otherwise adversely affect in any way the powers, preferences or rights of the Class A Stock, (D) approve the sale, lease or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries (as defined in Section 11), or
(E) approve
any merger of the Corporation with or into any other entity or any reorganization, recapitalization, liquidation or other similar transaction (including any issuance of equity securities, or securities convertible into equity securities by the Corporation, to any person (other than the Purchasers and their Affiliates) who would then own on a fully diluted basis more than 50% of the total number of votes entitled to be cast (giving effect to such issuance) by holders of the Corporation's capital stock on all matters, including the election of directors) involving the Corporation; provided, however, that the holders of the outstanding shares of Class A Stock shall only have a class vote on the transactions described in clauses (D) and (E) prior to the earlier of the effectiveness of a registration statement under the Securities Act of 1933 relating to all such shares and, following the Principal Issue Date, the date on which less than half of the total shares of Class A Stock originally issued (not including any shares issued in payment of dividends pursuant to Section 2(c)) remain outstanding. Notwithstanding the proviso to the preceding sentence, the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to approve any merger of the Corporation with or into any other entity or any reorganization, recapitalization, liquidation or other similar transaction involving the Corporation where (i) the Class A Stock is not remaining outstanding after such transaction under substantially the same powers, preferences, rights, qualifications, limitations and restrictions as are set forth in this Certificate of Designation or (ii) the cash, stock, securities or other property to be received on conversion of one share of Class A Stock following such transaction and the application of Section 8(h) has a Fair Market Value at the closing of such transaction less than 150% of the Conversion Price. If the Principal Issue Date has not occurred on or before the Required Issue Date, then, for one year following the Required Issue Date, the Corporation may complete any of the transactions described in clauses (D) and (E) without any class vote of the Class A Stock so long as (i) the Corporation shall redeem, at the option of the holder thereof, any shares of Class A Stock, at a redemption price equal to 108.5% of the Stated Value thereof, in accordance with the provisions of Section 5(f), and (ii) prior to consummating such transaction, the other party or parties to such transaction (including any parent entity thereof) agrees in writing for the benefit of the holders of the Class A Stock to provide or cause to be provided the funds for such redemption and to guarantee the Corporation's performance of its obligations pursuant to Section 5(f) and provides reasonable evidence of its ability to provide such funds. In addition, if the Corporation shall have failed to pay in full dividends on the Class A Stock for six consecutive quarters, then the size of the Board of Directors of the Corporation shall be increased by two, and the holders of shares of Class A Stock, voting together as a single class, shall have the right to elect such two directors. The right to elect such two directors under this Section 3(b) shall terminate upon payment in full of all dividends payable on the Class A Stock, at which time the Board of Directors shall return to its previous size and the directors elected by the holders of the Class A Stock shall be removed.

     (c) In addition to the voting rights provided elsewhere in this Section 3, between the First Issue Date and the Principal Issue Date, the size of the Board of Directors of the Corporation shall be increased by two, and the holders of shares of Class A Stock, voting together as a single class, shall have the right to elect two directors to fill such positions. While the holders of shares of Class A Stock are entitled to elect such two directors under this Section 3(c), they shall not be entitled to elect any directors under the penultimate sentence of Section

3(b). On and after the Principal Issue Date, the voting rights under this
Section 3(c) shall terminate, and thereafter the provisions of Sections 3(a) and 3(b) shall apply to the election of directors.

     (d) (1) The rights of holders of shares of Class A Stock to take any actions as provided in this Section 3 may be exercised, subject to the DGCL (as defined in Section 11 hereof), at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment or postponement thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

     As long as such right to vote continues (and unless such right has been exercised by written consent of not less than the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request of holders of record of 20% of the outstanding shares of Class A Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares of Class A Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting as promptly as practicable, but in any event not later than 120 days after delivery of such request to the Secretary of the Corporation, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of stockholders.

     (2) At each meeting of stockholders at which the holders of shares of Class A Stock shall have the right, voting separately as a single series, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Class A Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment or postponement thereof, in the absence of a quorum of the holders of shares of Class A Stock, holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Class A Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in Section 3(b) or (c) by the holders of shares of Class A Stock, each such holder shall have one vote for each share of Class A Stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

Section 4. Certain Restrictions.

     (a) As long as any shares of Class A Stock remain outstanding, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Dividend Stock other than dividends or distributions payable in Junior Dividend Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Dividend Stock (as defined in Section 11 hereof), except (1) dividends or distributions payable in Junior Dividend Stock and (2) dividends or distributions paid ratably on the Class A Stock and all Parity Dividend Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Class A Stock and such Parity Dividend Stock are then entitled.

     (b) As long as any shares of Class A Stock remain outstanding, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Dividend Stock or Junior Liquidation Stock (as defined in
Section 11 hereof) or Parity Dividend Stock or Parity Liquidation Stock (as defined in Section 11 hereof); provided, however, that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Liquidation Stock or Parity Liquidation Stock in exchange for any shares of capital stock of the Corporation that rank junior to the Class A Stock as to dividends and upon liquidation, dissolution and winding up; (2) the Corporation may accept shares of any Parity Liquidation Stock for conversion into shares of capital stock of the Corporation that rank junior to the Class A Stock as to dividends and upon liquidation, dissolution and winding up; and (3) the Corporation may at any time redeem, purchase or otherwise acquire shares as may be required pursuant to the Corporation's employee and non-employee director stock plans, as they may be amended from time to time, or similar employee stock plans hereafter adopted; and provided further, however, that the Corporation (A) may accept shares of Class A Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8 hereof, and (B) may redeem outstanding shares of Class A Stock pursuant to Section 5 hereof. Whenever quarterly dividends payable on shares of Class A Stock as provided in Section 2 hereof are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Class A Stock shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration any shares of Class A Stock; provided, however, that the Corporation (A) may accept shares of Class A Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8 hereof, and (B) may elect to redeem outstanding shares of Class A Stock pursuant to
Section 5(a) hereof.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner.

Section 5. Redemption.

     (a) On and after the second anniversary of the Principal Issue Date, the Corporation shall have the right, at its sole option and election made in accordance with Section 5(c), to redeem, out of funds legally available therefor, shares of Class A Stock, in whole or in part, at any time and from time to time, at a redemption price equal to the Stated Value (except as described below), plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Redemption Price"); provided, however, that the Corporation shall not have any such right unless (A) if the redemption is to occur between the second and third anniversary of the Principal Issue Date, the Redemption Fair Market Value (as defined in Section 11 hereof) of the Common Stock, as of the close of business on the third Business Day immediately preceding the date on which notice of redemption is given, is equal to at least 180% of the Conversion Price (as defined in Section 11 hereof), and (B) if the redemption is to occur between the third and fifth anniversary of the Principal Issue Date, the Redemption Fair Market Value (as defined in Section 11 hereof) of the Common Stock, as of the close of business on the third Business Day immediately preceding the date on which notice of redemption is given, is equal to at least 200% of the Conversion Price (as defined in Section 11 hereof). Notwithstanding the foregoing, if the redemption is to occur between the fifth and sixth anniversaries of the Principal Issue Date, the Redemption Price shall be $51.5938; if the redemption is to occur between the sixth and seventh anniversaries of the Principal Issue Date, the Redemption Price shall be $51.0625; and if the redemption is to occur between the seventh and eighth anniversaries of the Principal Issue Date, the Redemption Price shall be $50.5313; in each case plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, to the date of redemption. If less than all shares of Class A Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata.

     (b) The Corporation shall redeem, at the Redemption Price, all outstanding shares of Class A Stock on June 1, 2005.

     (c) Notice of any redemption of shares of Class A Stock pursuant to this
Section 5 shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Class A Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Any such notice shall be irrevocable when given. In order to facilitate the redemption of shares of Class A Stock, the Board of Directors may fix a record date for the determination of Class A Stock to be redeemed, or may cause the transfer books of the Corporation for the Class A Stock to be closed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

     (d) On the date of any redemption being made pursuant to this Section 5 which is specified in a notice given pursuant to Section 5(c), the Corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the Corporation may deposit for the benefit of the holders of shares of Class A Stock to be redeemed the funds necessary for such redemption, including the amount necessary to pay all accrued and unpaid dividends to the date of redemption, with a bank or trust company in the City of New York having a capital and surplus of at least $1,000,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Class A Stock to be redeemed shall look only to the Corporation for the payment of the Redemption Price. In the event that moneys are deposited pursuant to this paragraph (d) in respect of shares of Class A Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (d) shall be paid from time to time to the Corporation for its own account.

     (e) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(d) in respect of shares of Class A Stock to be redeemed pursuant to this Section 5, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Class A Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor, and the right to convert such shares into shares of Common Stock until the close of business on the Fifth Business Day next preceding the date of redemption, in accordance with Section 8 hereof.

     (f) (i) If, at the option of any holder of Class A Stock, the Corporation is obligated to redeem any shares of Class A Stock pursuant to the provisions of the third sentence of Section 3(b), then, within three Business Days after the completion of any transaction described in clause (D) or (E) of Section 3(b), the Corporation shall mail notice of the completion of such transaction to each holder of shares of Class A Stock, at such holder's address as it appears on the transfer books of the Corporation. Such notice shall specify the circumstances of the completed transaction, the Repurchase Date (as defined in clause (ii) below), the price at which the Corporation shall be obligated to redeem the shares of Class A Stock, that the holder shall have the right, prior to the Repurchase Date, to withdraw any shares of Class A Stock surrendered, a description of the procedure which the holder must follow to exercise such redemption right and to withdraw any surrendered shares, the place or places where the holder is to surrender shares to be redeemed, and the amount of all accrued and unpaid dividends on such shares to, but excluding, the Repurchase Date. Together with such notice, the Corporation shall also mail a redemption election form for the holder to complete in order to elect redemption of its shares of Class A Stock.

     (ii) Upon the circumstances contemplated in clause (i) of this Section 5(f), each holder of shares of Class A Stock shall have the right, at such holder's option, to require the Corporation to redeem its shares of Class A Stock on the date (the "Repurchase Date") that is thirty days after the date of the completion of the relevant transaction described in clause (D) or (E) of
Section 3(b) (or, if such thirtieth day is not a Business Day, the next succeeding Business Day). No failure of the Corporation to give the notice required under clause (i) above and no defect therein shall limit any holder's redemption rights or affect the validity of the proceedings for the repurchase of shares of Class A Stock pursuant to this Section 5(f).

     (iii) For a holder's shares of Class A Stock to be redeemed pursuant to this Section 5(f), the Corporation must receive by the Repurchase Date, at a place where the holder is to surrender such shares (as set forth in the Corporation's notice mailed pursuant to clause (i) above), such shares, together with the redemption election form provided to the holder pursuant to clause (i) above, with such form completed to elect redemption.

     (iv) Unless otherwise specified in the notice to be provided by the Corporation pursuant to clause (i) above, the record date for the determination of Class A Stock to be redeemed pursuant to this Section 5(f) shall be ten days prior to the Repurchase Date. The Board of Directors may fix a different record date in its notice provided pursuant to clause (i) above, provided that the record date so fixed shall be not more than twenty days or less than ten days prior to the Repurchase Date.

     (v) On the Repurchase Date, the Corporation shall, and at any time before the Repurchase Date may, deposit for the benefit of the holders of shares of Class A Stock to be redeemed the funds necessary for such redemption, including the amount necessary to pay all accrued and unpaid dividends to the Repurchase Date, with a bank or trust corporation in the City of New York having a capital and surplus of at least $1,000,000,000. Any moneys so deposited by the Corporation shall be treated in accordance with the provisions of Section 5(d).

     (vi) On the Repurchase Date, the Corporation shall redeem all outstanding shares of Class A Stock submitted in accordance with the provisions of clause
(ii) above and not withdrawn by any holder thereof prior to the Repurchase Date. The Corporation shall redeem each such share for an amount equal to (i) the redemption price set forth in the third sentence of Section 3(b) plus (ii) all accrued and unpaid dividends whether or not declared on such share. Such payment will be made promptly (but in no event more than three Business Days) following the Repurchase Date by mailing checks for the amount payable to the holders of such shares entitled thereto. From and after the Repurchase Date (i) the shares redeemed on such date shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares shall cease and terminate with respect to such shares (including any right to convert such shares into shares of Common Stock in accordance with Section 8 hereof), excepting only the right to receive the amounts set forth in the second sentence of this clause (vi).

     (vii) If, on the Repurchase Date, the Corporation shall fail to satisfy its obligation to redeem shares of Class A Stock pursuant to this Section 5(f) by reason of the absence of legally available funds therefor, the shares otherwise to be redeemed pursuant to this Section 5(f) shall not be redeemed. In such event and in addition to any other remedies available to the holders of Class A Stock under law, the liquidation preference on each such share shall increase to be equal to the amount set forth in the second sentence of clause (vi) above, which such amount shall thereafter increase daily at the rate of 8.5% per annum until such share has been redeemed by the Corporation for an amount equal to such increased liquidation preference. Upon the Company obtaining sufficient funds to legally redeem the shares submitted for redemption on or before the Repurchase Date pursuant to this Section 5(f), the holders of such shares shall have the right, upon thirty days' prior written notice to the Company, to have such shares redeemed by the Company for an amount equal to the liquidation preference on such shares, increased in accordance with the provisions of the preceding sentence.

     (viii) The Corporation shall comply with the tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Corporation to purchase shares at the option of holders pursuant to this Section 5(f). To the extent any provisions of the Exchange Act shall conflict with the procedures set forth in this Section 5, the provisions of the Exchange Act shall govern.

Section 6. Reacquired Shares.

     Any shares of Class A Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Class A Stock shall upon their cancellation, in accordance with the DGCL, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation, subject to the conditions or restrictions on issuance set forth herein.

Section 7. Liquidation, Dissolution or Winding Up.

     (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Liquidation Stock unless, prior thereto, the holders of shares of Class A Stock, subject to
Section 8, shall have received the Liquidation Preference (as defined in Section 11 hereof) with respect to each share, or (ii) to the holders of shares of Parity Liquidation Stock, except distributions made ratably to the holders of the Class A Stock and the Parity Liquidation Stock in proportion to the total amounts to which the holders of all such shares of Class A Stock and Parity Liquidation Stock would be entitled upon such liquidation, dissolution or winding up. Upon any such liquidation, dissolution or winding up, the holders of shares of Class A Stock shall be entitled to receive the Liquidation Preference with respect to each such share and no more.

     (b) Neither the merger or other business combination of the Corporation with or into any other Person (as defined in Section 11 hereof) or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

Section 8. Conversion.

     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Class A Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Class A Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio shall initially be 7.8431 and the Conversion Price shall initially be $6.375. Upon the Principal Issue Date, the Conversion Price shall be adjusted to equal the lower of (i) $7.25 and (ii) the greater of (x) $6.50 and (y) 120% of the then applicable Fair Market Value (determined as of the earlier of (1) the fifth Business day prior to the Principal Issue Date or
(2) the second Business Day prior to the final vote of stockholders, if any, approving the issuance of the Class A Stock contemplated to be issued on the Principal Issue Date) and the Conversion Ratio shall be adjusted to equal the greater of (A) 6.8966 and (B) 50 divided by the greater of (x) $6.50 and (y) 120% of the then applicable Fair Market Value (determined as of the earlier of (1) the fifth Business Day prior to the Principal Issue Date or (2) the second Business Day prior to the final vote of stockholders, if any, approving the issuance of the Class A Stock contemplated to be issued on the Principal Issue
Date). The Conversion Ratio and the Conversion Price are subject to further adjustment from time to time pursuant to Section 8(g).

     (b) Conversion of the Class A Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of Delaware (the "Transfer Agent") or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation, of the certificate for such Class A Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Class A Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Class A Stock being converted shall be entitled and (ii) if less than the full number of shares of Class A Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Class A Stock to be converted (the "Conversion Date") so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Class A Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of five days); but the surrender of shares of Class A Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class A Stock were surrendered, and at the Conversion Ratio in effect at the date of such surrender.

     (c) In case any shares of Class A Stock are to be redeemed pursuant to
Section 5 (with the exception of Section 5(f)), such right of conversion shall cease and terminate as to the shares of Class A Stock to be redeemed at the close of business on the fifth Business Day next preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

     (d) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, the holder of shares of Class A Stock shall be entitled to receive any accrued and unpaid dividends on the shares of Class A Stock surrendered for conversion to the Conversion Date. Such accrued and unpaid dividends shall be payable by the Corporation, at its option, in cash (to the extent funds are legally available therefor) or in shares of Common Stock valued at the Fair Market Value as of the third Business Day prior to the Conversion Date, instead of in cash.

     (e) In connection with the conversion of any shares of Class A Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall either (i) deliver a whole share of Common Stock in respect of the fractional share to which the holder would otherwise have been entitled upon such conversion or (ii) pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Class A Stock are deemed to have been converted. If more than one share of Class A Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Class A Stock so surrendered.

     (f) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class A Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Class A Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Class A Stock.

     (g) The Conversion Ratio will be subject to adjustment from time to time as follows:

          (1) In case the Corporation shall at any time or from time to time after the First Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Class A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Class A Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause
     (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which paragraph (h) applies.

          (2) In case the Corporation shall at any time or from time to time after the First Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (1) of this paragraph (g), then the Conversion Ratio shall be adjusted so that the holder of each share of Class A Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value (as defined in Section 11 hereof) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Class A Stock) of such dividend or distribution; provided, however, that in the event of a distribution of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day. An adjustment made pursuant to this clause (2) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off. No adjustment shall be made pursuant to this clause (2) in connection with any transaction to which paragraph (h) applies.

          (3) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the First Issue Date and before the Principal Issue Date at a price per share (or having a conversion price per share) less than the Current Market Price as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Class A Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Ratio on the day immediately prior to such date by
     (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of
     (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert) would purchase at the Current Market Price on such date. An adjustment made pursuant to this clause (3) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (3), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such, rights, warrants and convertible securities into shares of Common Stock. The issuance of any shares of Common Stock pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to clause (1) of this paragraph (g), or (b) any employee benefit or stock option plan or program of the Corporation, or (c) any employment or option agreement with an officer of the Corporation (or any of its Subsidiaries) and approved by the Board of Directors or (d) any option, warrant, right, or convertible security, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (3) applies. In addition,

     (A) Common Stock or convertible securities issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's length transaction between the Company and a third party which is not an Affiliate of the Company, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (B) Common Stock or convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (3) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (3), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (3) in connection with any transaction to which paragraph (h) applies.

          (4) For purposes of this paragraph (g), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

          (5) The term "dividend," as used in this paragraph (g) shall mean a dividend or other distribution upon Common Stock of the Corporation.

          (6) Anything in this paragraph (g) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by a least one one-hundredth of one share of common Stock, such change in Conversion Ratio shall thereupon be given effect.

          (7) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (g).

          (8) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

          (9) There shall be no adjustment of the Conversion Ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraphs
     (g)(1) and (3) and (h) of this Section 8.

     (h) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 8(g)(1)), or in case of any merger of the Corporation with or into another Corporation, or in case of any sale or conveyance to another Corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction"), each share of Class A Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash or securities of the Surviving Person (as defined in Section 11 hereof)) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Class A Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this
Section 8 with respect to rights and interests thereafter of the holders of shares of Class A Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Class A Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Class A Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person thereof shall assume, by written instrument mailed to each holder of shares of Class A Stock, the obligation to deliver to such holder such cash, property or securities to which, in accordance with the foregoing provisions, such holder is entitled.

     (i) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall by any capital reorganization or reclassification of the Common Stock of the Corporation or merger of the Corporation with or into another Corporation, or any sale or conveyance to another Corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Class A Stock at the addresses of each as shown on the books of the Corporation maintained by the transfer agent thereof as of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or
(ii) such reorganization, reclassification, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (h) applies the Corporation shall give at least thirty days prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

Section 9. Reports As to Adjustments.

     Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8 hereof, then, and in each such case, the Corporation shall promptly deliver to the transfer agent of the Class A Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8 hereof. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Class A Stock at the address of each holder as shown on the books of the Corporation maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8 hereof, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Class A Stock may be given in advance and included as part of the notice required under the provisions of Section 8(i) hereof.

Section 10. Certain Covenants.

     (a) Following the First Issue Date, and except in payment of dividends pursuant to Section 2(c), the Corporation shall only issue additional shares of Class A Stock pursuant to the terms of the Stock Purchase Agreement dated as of July __, 1996, by and among the Corporation, Trefoil Capital Investors, II, L.P. and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership, as it may be amended from time to time.

     (b) Any registered holder of Class A Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation, or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 11. Definitions.

     The following terms shall have the meanings indicated:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

     "Bank Credit Agreement" shall mean the Credit Agreement, dated as of June 15, 1995, among the Company, the banks party thereto, and Bankers Trust Company as Agent for the bank parties thereto, as amended from time to time, and any refinancings, renewals and replacements thereof.

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

     "Conversion Price" shall mean an amount equal to the Stated Value divided by the Conversion Ratio (as adjusted pursuant to paragraph (g) of Section 8 hereof).

     "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the volume weighted average of the sales prices for shares of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the volume weighted average of the sale prices for shares of Common Stock or such other securities for such period. If the Common Stock is not listed or admitted to trading on a national securities exchange or an automated quotation system that permits determination of weighted average sale prices over a period of time, then "Current Market Price" for any period shall mean the average of the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices are furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such similar Federal statute.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the Current Market Price of such shares or securities for the 30 Trading Day period preceding the date as of which the Fair Market Value is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

     "First Issue Date" shall mean the first date that any shares of Class A Stock are issued.

     "Issue Date" shall mean, with respect to any share of Class A Stock, the date on which such share of Class A Stock is issued.

     "Junior Dividend Stock" shall mean (i) the Common Stock and (ii) any other capital stock of the Corporation which ranks junior as to dividends to the Class A Stock.

     "Junior Liquidation Stock" shall mean (i) the Common Stock and (ii) any other capital stock of the Corporation which ranks junior upon liquidation, dissolution or winding up to the Class A Stock.

     "Liquidation Preference" with respect to a share of Class A Stock shall mean the Stated Value per share, plus an amount equal to all accrued but unpaid dividends.

     "Parity Dividend Stock" shall mean any capital stock of the Corporation ranking on a parity as to dividends with the Class A Stock.

     "Parity Liquidation Stock" shall mean any capital stock of the Corporation ranking on a parity upon liquidation, dissolution or winding up with the Class A Stock.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Principal Issue Date" shall mean the first date on which shares of Class A Stock are issued in an amount so that, following such issuance, the aggregate stated value of all shares of Class A Stock issued through such date equals at least $60 million.

     "Purchasers" shall mean Trefoil Capital Investors, II, L.P., a Delaware limited partnership, and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership.

     "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, (i) is a solvent corporation or other entity organized under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the Nasdaq National Market System or any successor thereto or comparable system, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation and (ii) is required to file, and in each of its three fiscal years immediately preceding the consummation of the applicable Transaction (or since its inception) has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     "Redemption Fair Market Value" shall mean, as to shares of Common Stock, the Current Market Price of such shares or securities for the 60-day period preceding the date as of which the Redemption Fair Market Value is to be determined. The "Redemption Fair Market Value" of the Common Stock if it is not publicly traded shall mean its Fair Market Value.

     "Required Issue Date" shall mean December 31, 1996.

     "Senior Notes" shall mean the Corporation's 12% Senior Notes due 2004 and any other senior indebtedness of the Corporation the net proceeds of which are used in full to pay principal, prepayment penalty and accrued interest on such principal, the incurrence of which is approved by the vote of the holders of a majority of the outstanding shares of Class A Stock.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Surviving Person" shall mean the continuing or surviving Person of a merger or other business combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person merging into the Corporation in a merger or other business combination in which the Corporation is the continuing or surviving Person, but in connection with which the Class A Stock or Common Stock of the Corporation is exchanged or converted into the securities of any other Person or cash or any other property; provided, however, if such surviving Person is a direct or indirect Subsidiary of a Qualified Person, the parent entity that is a Qualified Person shall be the Surviving Person.

     "Survivor Common Stock" with respect to any Surviving Person shall mean any shares of such Surviving Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Surviving Person and which is not subject to redemption by such Surviving Person; provided, however, that if at any time there shall be more than one such class or series, the shares of each such class and series issuable upon conversion of the Class A Stock then being converted shall be substantially in the proportion to the total number of shares of each such class and series.

     "Trading Day" means a day on which the principal national securities exchange (including, if applicable, the Nasdaq Stock Market) on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

                                                                       Exhibit B

                              FAIR PRICE PROVISION

Article ____:

     (1) In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article ______, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     (2) The provisions of Section 1 of this Article _____ shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange or the Nasdaq National Market, if all of the conditions specified in either of the following Paragraphs (a) or (b) are met, or in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the conditions specified in the following Paragraph (a) are met:

          (a) The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

          (b) All of the following conditions shall have been met; provided, however, that for purposes of all calculations set forth in this Section 2(b), all acquisitions of Preferred Stock or Common Stock by Trefoil Capital Investors II, L.P. and GE Investment Private Placement Partners II, A Limited Partnership (collectively the "Purchasers") pursuant to the Stock Purchase Agreement dated ______ ___, 1996 (the "Stock Purchase Agreement") and all acquisitions of Common Stock by the Purchasers upon the conversion of such Preferred Stock will be excluded:

               (i) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the amount determined under clause (A) below:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
          fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

               (ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the amount determined under clause (A) below:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
          fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

               (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

               (iv) If a proxy or information statement is required to be mailed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations), a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination.

     (3) The following definitions shall apply with respect to this Article____:

          (a) The term "Business Combination" shall mean, with respect to any particular Interested Stockholder, any event described in clauses (i), (ii) or
(iii) of this Section 3(a) which occurs during the two-year period commencing on the date on which the Interested Stockholder becomes an Interested Stockholder:

               (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (x) any Interested Stockholder or
     (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

               (ii) any merger or consolidation of the Corporation with any of its Subsidiaries that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (iii) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) or
     (ii).

          (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article _____ of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

          (c) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          (d) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing fifty percent (50%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock. For purposes of this Article _______, the Purchasers will not be considered an Interested Stockholder with respect to any acquisition of Preferred Stock pursuant to the Stock Purchase Agreement or with respect to the acquisition of Common Stock by the Purchasers upon the conversion of such Preferred Stock.

          (e) A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or
(iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to Paragraph (d) of this Section
(3), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph (e) of Section (3), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (f) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

          (g) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph (d) of this Section (3), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

          (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of

Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors. For purposes of this Article _____, Roger Stangeland will be considered a Continuing Director.

          (i) "Fair Market Value" means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing directors in good faith; and (iii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (b)(i) and (b)(ii) of Section (2) of this Article _____ shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

     (4) A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article _____, on the basis of information known to them after reasonable inquiry, all questions arising under this Article _____, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether a proposed action is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder. Any such determination made in good faith shall be binding and conclusive on all parties.

     (5) Nothing contained in this Article _____ shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (6) The fact that any Business Combination complies with the provisions of Section (2) of this Article _____ shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

     (7) For the purposes of this Article _____, a Business Combination is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Business Combination is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Business Combination, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Business Combination is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

     (8) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article _____; provided, however, that this Section (8) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section
(3), Paragraph (h) of this Article _____.

                 AMENDMENT TO BY-LAWS OF THE GRAND UNION COMPANY

     The undersigned, John W. Schroeder, as an Assistant Secretary of The Grand Union Company, a Delaware corporation (the "Corporation"), hereby certifies that by unanimous resolution of the Board of Directors of the Corporation at a meeting duly called and held on [DATE], at which meeting a quorum was present and acting throughout, the following amendments to the Corporation's by-laws (the "By-laws") were duly adopted:

     1.   Amendment to Article I, Section I.  Article I, Section I of the By-
          ---------------------------------
laws is hereby amended by the addition of the following new paragraphs immediately following the existing paragraph thereof:

          "To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, within the time specified in the federal proxy rules for timely submission of a stockholder proposal or, if not within such time, then not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this paragraph; provided, however, that nothing in this paragraph shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

          The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section I, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted."

     2.   Addition of New Article I, Section IX.  Article I of the By-laws is
          -------------------------------------
hereby amended by the addition of the following new Section IX immediately following Section VIII thereof:

          "Section IX.   Only persons who are nominated in accordance with the
following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at the annual meeting or by the written consent of the shareholders, by or at the direction of the Board of Directors, may be made by any Nominating Committee or person appointed by the Board of Directors; nominations may also be made by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section IX. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the Corporation not less than sixty days prior to the meeting or the date the shareholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     In connection with any annual meeting, the Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."



                              --------------------------------------
                              John W. Schroeder, Assistant Secretary

                                                                       Exhibit D

                        RATIFICATION AND VOTING AGREEMENT


     RATIFICATION AND VOTING AGREEMENT (the "Agreement"), dated as of July __, 1996, among Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil II"), GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership (together with Trefoil II, the "Purchasers"), and ____________________ (the "Shareholder").

                                    PREAMBLE

     The Grand Union Company, a Delaware corporation (the "Company"), and the Purchasers have entered into a Stock Purchase Agreement (the "Purchase Agreement"), dated as of July 30, 1996, which will provide, among other things, for the acquisition by the Purchasers of shares of the Company's Class A Convertible Preferred Stock (the "Preferred Stock"). A copy of the Purchase Agreement has previously been made available to the Shareholder.

     As of the date hereof, the Shareholder is the beneficial owner of and holds sole voting power with respect to __________ shares of Common Stock (the "Subject Shares").

     In order to induce the Purchasers to consummate the transactions contemplated by the Purchase Agreement (the "Transactions") and for other good and valuable consideration, the Shareholder agrees to take reasonable steps to facilitate the Transactions and to vote the Subject Shares as contemplated by this Agreement.

     ACCORDINGLY, the parties hereto agree as follows:

     1. Voting in Favor of Purchase Agreement. The Shareholder agrees to support the Purchase Agreement and the Transactions in any reasonable manner, including by taking any reasonable action requested by the Purchasers. The Shareholder will vote all of the Subject Shares in favor of the Purchase Agreement and the Transactions, and against any agreement or course of action that would prohibit, delay, interfere with or otherwise be inconsistent with the Purchase Agreement or the Transactions, (a) at any annual or special meeting (or any adjournment or postponement thereof) of the shareholders of the Company at which the Purchase Agreement or the Transactions are submitted to a vote or (b) at the request of the Purchasers, by its written consent.

     2. Granting of Irrevocable Proxy. Upon the request of the Purchasers, the Shareholder will deliver to one or more persons an irrevocable proxy (the "Proxy") with respect to all of the Subject Shares, which such Proxy shall be deemed to be coupled with an interest, to vote all of the Subject Shares in favor of the Purchase Agreement and the Transactions at any annual or special meeting of the shareholders of the Company at which the Purchase Agreement or the Transactions are submitted to a vote in the same manner and with the same effect as if the

Shareholder was personally present at such meeting. Any such Proxy shall expire upon the Expiration Date as defined in Section 6 hereof.

     3. Third Party Offers. Between the date hereof and the Expiration Date, the Shareholder shall not directly or indirectly solicit, initiate or encourage inquiries or proposals, or participate in any negotiations leading to any proposal, concerning any transaction involving the Company that would cause the Company to fail to consummate the Transactions or that would otherwise be inconsistent with, violate or breach the terms of this Agreement or the Purchase Agreement. The Shareholder will promptly advise the Purchasers of any offers or proposals it may receive relating to any such transaction.

     4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to each of the Purchasers as follows:

          4.1. The Shareholder is validly existing and in good standing under the laws of the jurisdiction of its organization.

          4.2. The Shareholder is the sole true and lawful record and beneficial owner of the Subject Shares and has all necessary power and authority to enter into this Agreement and to perform such Shareholder's obligations hereunder.

          4.3. None of the Subject Shares owned by the Shareholder is subject to any voting trust or, except pursuant to this Agreement, other agreement or arrangement with respect to the voting of such Subject Shares.

          4.4. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by it of the transactions contemplated hereby have been approved by all necessary action on the part of the Shareholder.

          4.5. This Agreement is the legal, valid and binding agreement of the Shareholder.

          4.6. The execution, delivery and performance of this Agreement by the Shareholder does not and will not constitute a violation of, conflict with or result in a default under (a) any contract, understanding or arrangement to which the Shareholder is a party or by which such Shareholder is bound, or require the consent of any other person or any party pursuant thereto, or (b) any judgment, decree or order applicable to the Shareholder.

          4.7. The number of Subject Shares set forth in the Preamble hereto are the only Voting Securities of the Company beneficially owned by the Shareholder and the Shareholder owns no options to purchase or rights to subscribe for or otherwise acquire any other Voting Securities of the Company except for certain warrants of the Company issued pursuant to the Warrant Agreement between the Company and American Stock Transfer & Trust Company, dated as of June 15, 1995.

     5. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Shareholder as follows:

          5.1. Such Purchaser is validly existing and in good standing under the laws of the jurisdiction of its organization.

          5.2. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been approved by all necessary action on the part of such Purchaser.

          5.3. This Agreement constitutes the legal, valid and binding obligation of such Purchaser.

     6. Termination. This Agreement shall terminate on the earlier of (a) the date of the Principal Closing (as defined in the Purchase Agreement) and (b) the tenth (10th) day following termination of the Purchase Agreement in accordance with its terms (the "Expiration Date").

     7. Remedies. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of the provisions of this Agreement and that, in addition to any other remedy available at law, the obligations of the Shareholder shall be specifically enforceable.

     8. Miscellaneous.

          8.1. Assignment. This Agreement shall not be assignable by the parties hereto, except by operation of law and except that any Proxy granted pursuant to the terms of this Agreement may be assigned by the Purchasers to any person affiliated with the Purchasers.

          8.2. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the Purchasers and the Shareholder.

          8.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be given in writing and shall be deemed sufficiently given when delivered by hand or by conformed facsimile transmission, on the second business day after a writing is consigned (freight prepaid) to a commercial overnight courier, and on the fifth business day after a writing is deposited in the mail, postage and other charges prepaid, addressed as follows:

                           (a)      If to the Purchasers:

                           Trefoil Capital Investors II, L.P.
                           c/o Shamrock Capital Advisors, Inc.
                           4444 Lakeside Drive
                           Burbank, CA  91505
                           Attn: Stanley P. Gold, President
                           Telecopier No.: (818) 845-9718
                           Telephone No.: (818) 845-4444

                           and

                           GE Investment Private Placement Partners
                           II, A Limited Partnership
                           3003 Summer Street
                           Stamford, CT 06905
                           Attn: Michael Pastore
                           Telecopier No.: (303) 326-4177
                           Telephone No.: (303) 326-2300

                           With copies to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           725 South Figueroa Street, Suite 3890
                           Los Angeles, CA  90017-5438
                           Attn: David K. Robbins, Esq.
                           Telecopier No.: (213) 689-1646
                           Telephone No.: (213) 689-5800

                           and

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, NY 10019
                           Attn: Richard A. Stenberg, Esq.
                           Telecopier No.: (212) 259-6333
                           Telephone No.: (212) 259-8000

                           With copies to:

                           Chief Executive Officer
                           The Grand Union Company
                           201 Willowbrook Boulevard
                           Wayne, NJ 07470-0966
                           Telecopier No.:
                           Telephone No.:  (201) 890-6000

                           and

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Attn:  Winthrop G. Minot, Esq.
                           Telecopier No.: (617) 951-7050
                           Telephone No.: (617) 951-7364

                           (b)      If to the Shareholder:

                            ______________________________
                            ______________________________
                            ______________________________
                            ______________________________
                           Telecopier No.:
                           Telephone No.:

                           With copies to:

                           Chief Executive Officer
                           The Grand Union Company
                           201 Willowbrook Boulevard
                           Wayne, NJ 07470-0966
                           Telecopier No.:
                           Telephone No.:  (201) 890-6000

                           and

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Attn:  Winthrop G. Minot, Esq.
                           Telecopier No.: (617) 951-7050
                           Telephone No.: (617) 951-7364
or to such other address as the Purchasers may have furnished to the Shareholder or the Shareholder may have furnished to the Purchasers, in either case in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          8.5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

          8.6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the Purchasers and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                        TREFOIL CAPITAL INVESTORS II, L.P.

                                        By:    TREFOIL INVESTORS II, INC.,
                                               its managing general partner


                                        By:_________________________________
                                               Name:
                                               Title:

                                        GE INVESTMENT PRIVATE PLACEMENT
                                        PARTNERS II, A LIMITED PARTNERSHIP

                                        By:    GE INVESTMENT MANAGEMENT
                                               INCORPORATED, a general partner



                                        By:_________________________________
                                               Name:
                                               Title:

                                        ____________________________________
                                                  Shareholder

                           SHAREHOLDERS ENTERING INTO
                       RATIFICATION AND VOTING AGREEMENTS

                                                                       Number of
Name                                                                   Shares
- ----                                                                   ------

                                                                       Exhibit E

                       __________________________________

                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July __, 1996

                                      among

                            THE GRAND UNION COMPANY,

                       TREFOIL CAPITAL INVESTORS II, L.P.

                                       and

                  GE INVESTMENT PRIVATE PLACEMENT PARTNERS II,
                              A LIMITED PARTNERSHIP

                       __________________________________

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of July, 1996 (this "Agreement"), among THE GRAND UNION COMPANY, a Delaware corporation (the "Company"), TREFOIL CAPITAL INVESTORS II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEI") (GEI together with Trefoil, the "Purchasers").

                                   WITNESSETH:

     WHEREAS, pursuant to a Stock Purchase Agreement among the Company and the Purchasers (the "Purchase Agreement"), the Company is selling to the Purchasers up to 2,000,000 shares of the Company's Class A Convertible Preferred Stock, issuable in denominations of $50 stated value per share (the "Preferred Shares"), convertible into, and dividends on which may be paid in additional Preferred Shares and shares of, the Company's Common Stock, par value $1.00 per share (the "Common Shares," and together with the Preferred Shares, the "Securities");

     WHEREAS, the Company has agreed to provide the Purchasers with certain registration rights as set forth herein; and

     WHEREAS, the execution of this Agreement is a condition to the closing under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

     1.1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Blackout Termination Right" shall have the meaning ascribed to it in
Section 6.3(b) of this Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are authorized to close in New York, New York.

     "Company Offering" shall have the meaning ascribed to it in Section 2.1(b) of this Agreement.

     "Demand Registration" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

     "Holder" shall mean each Purchaser of Registrable Securities and such of its successors, assigns, and transferees that acquire Registrable Securities, directly or indirectly, from such Purchaser in accordance with the terms of the Purchase Agreement.

     "Information Blackout" shall have the meaning ascribed to it in Section 6.3(a) of this Agreement.

     "Maximum Amount" shall have the meaning ascribed to it in Section 2.3(b) and 4.3(b) of this Agreement.

     "Other Registering Holders" shall have the meaning ascribed to it in
Section 5.1 of this Agreement.

     "Participating Holders" shall have the meaning ascribed to it in Section 2.3(a) or 4.3(a) of this ______________________ Agreement.

     "Person" shall mean an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     "Registrable Common Shares" shall mean the outstanding Common Shares constituting Registrable Securities.

     "Registrable Preferred Shares" shall mean the outstanding shares of Preferred Shares constituting Registrable Securities.

     "Registrable Securities" shall mean any Securities issued at any time to any of the Purchasers pursuant to the Purchase Agreement and any Securities issued at any time as dividends upon or on conversion of any of the Securities. As to any proposed offer or sale of Registrable Securities, such securities shall cease to be Registrable Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are permitted to be disposed of pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act as confirmed in a written opinion of counsel to the Company addressed to the Holders, or (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration or qualification under the Securities Act or any state securities or blue sky law then in place.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel in connection with the NASD and blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any prospectus, any amendments or supplements thereto, any underwriting agreements, transmittal letters, securities sales agreements, and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the reasonable fees and disbursements of any special counsel representing the Holders of Registrable Securities (the "special counsel"), (viii) any fees and disbursements of the Underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement. Notwithstanding the foregoing, Registration Expenses shall exclude underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder. Registration Expenses shall not include the fees and disbursements of more than one counsel representing the Holders of Registrable Securities.

     "Requesting Holders" shall have the meaning ascribed to it in Section 2.3(a) and 4.3(a) of this Agreement.

     "Sale Amount" shall have the meaning ascribed to it in Section 7.1 of this Agreement.

     "Sales Blackout Period" shall have the meaning ascribed to it in Section 6.3(a) of this Agreement.

     "SEC" shall mean the Securities and Exchange Commission or its successor.

     "Securities" shall have the meaning ascribed to it in the recitals to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     "selling Holders" shall mean any Holder exercising registration rights pursuant to the relevant provisions of this Agreement.

                                    ARTICLE 2
                               DEMAND REGISTRATION

     2.1. Notice and Registration. Subject to the terms and conditions set forth herein, the Holders of Registrable Securities may request, by written notice to the Company, registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration").

Upon such written notice, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company will use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) If the Company shall have previously effected a registration with respect to Registrable Securities pursuant to Articles 3 or 4 hereof, the Company shall not be required to effect a Demand Registration pursuant to this
Article 2 until a period of ninety (90) days shall have elapsed from the effective date of the most recent such previous registration.

          (b) If, upon receipt of a Demand Registration request pursuant to this
Article 2, the Company is advised in writing (with a copy to the selling Holders of Registrable Securities) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with a public offering of securities by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect such public offering of securities by the Company (other than an offering in connection with employee benefit and similar plans) (a "Company Offering") that had been planned by the Company's Board of Directors prior to the notice by the Holder who initially requested registration, the Company shall not be required to effect a registration pursuant to this Article 2 until the earliest of (i) three months after the completion of such Company Offering, (ii) promptly after abandonment of such Company Offering or (iii) four months after the date of written notice requesting registration from the Holders who initially requested registration, in any event subject to any agreement limiting the right to sell Registrable Securities entered into in connection with such public offering between any underwriter and such selling Holder.

          (c) If, while a Demand Registration request is pending pursuant to this Article 2, the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other comparable transaction, the Company shall deliver a certificate to such effect signed by its Chief Executive Officer, President, or any Executive Vice President to the selling Holders of Registrable Securities, and the Company shall not be required to effect a registration pursuant to this
Article 2 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) sixty (60) days after the Company makes such good faith determination.

          (d) The Company shall not be required to effect more than four (4) registrations with respect to the Registrable Securities. No registration of Registrable Securities under this Article 2 shall relieve the Company of its obligation (if any) to effect registrations of Registrable Securities pursuant to Articles 3 or 4.

     2.2. Registration Expenses. The Company shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2. In connection with any registration pursuant to this
Article 2, each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities.

     2.3. Other Holders of Registrable Securities. (a) Upon receipt of the written notice from a Holder requesting registration under Section 2.1, the Company shall give written notice to all other Holders of Registrable Securities. Subject to Section 2.3(b), the Company shall be required to cause the registration of securities for sale for the account of the Holders (the "Participating Holders") in any registration of Registrable Securities requested pursuant to this Article 2 who have delivered written notice to the Company within fifteen (15) Business Days of the date of receipt by such Participating Holders of the above-referenced written notice from the Company (which notice from the Participating Holders to the Company shall specify the number of shares to be disposed of and the intended method of disposition); provided that the Company shall not be required to cause the registration of all of the securities requested to be registered by Participating Holders if the Holders who requested such registration (the "Requesting Holders") are advised in writing (with a copy to the Company) by a nationally recognized independent investment banking firm selected as set forth in Section 2.3(c) that, in such firm's opinion, registration of all of such securities would materially adversely affect the offering and sale of Registrable Securities then contemplated by the Requesting Holders.

          (b) If the Company cannot, pursuant to the terms of this Section 2.3, register all of the shares requested to be registered, the Company shall register the Maximum Amount (as defined below), and such amount shall be allocated among the Holders, pro rata according to the number of shares for which registration was initially requested by the Holders. For purposes of this Section, "Maximum Amount" shall mean the largest number of shares (if any) that, in the opinion of the nationally recognized underwriter selected as set forth in
Section 2.3(c), could be
offered to the public without materially adversely affecting the offering and sale of Registrable Securities as then contemplated by the selling Holders.

          (c) The following Persons shall be entitled to select the lead underwriter in an underwritten registered offering pursuant to this Article 2, subject to the consent of the Company, which shall not be unreasonably withheld:
(a) if there is only one Requesting Holder in such offering, the Requesting Holder; (b) if there is more than one Requesting Holder in such offering, the first Holder to exercise Demand Registration rights with respect to such offering; (c) in the event that more than one Holder exercises Demand Registration rights on the same day, the Holder who requested a registration of the larger number of shares on such day. Notwithstanding anything to the contrary in this Agreement, if Trefoil or GEI (or General Electric Pension Trust ("GEPT") (or a direct or indirect subsidiary of GEPT) upon a distribution of Securities by Trefoil or GEI to its respective partners) is participating in the underwritten offering of Registrable Securities pursuant to Demand Registration rights, GEPT (or Trefoil or GEI, acting on behalf of GEPT) shall have the absolute right to disapprove in such underwritten offering any underwriter in which General Electric Company has a direct or indirect five percent (5%) or greater voting equity interest or that would otherwise require the offering to be conducted in accordance with Schedule E under the rules of the National Association of Securities Dealers, Inc. by virtue of GEPT's interest in any shares being sold in such offering.

                                    ARTICLE 3
                             PIGGYBACK REGISTRATION

     3.1. Notice and Registration. If the Company proposes to register any shares of its Common Shares for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a form and in a manner which would permit registration of any Registrable Common Shares for sale to the public under the Securities Act, it will give prompt written notice to the Holders of Registrable Securities of its intention to do so, and upon the written request of any Holder of Registrable Securities delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Registrable Common Shares intended to be registered by such Holder and the intended method of disposition thereof), the Company will use all reasonable efforts to effect, in connection with the registration of its Common Shares, the registration under the Securities Act of all Registrable Common Shares which the Company has been so requested to register to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Registrable Common Shares to be so registered, provided that:

          (a) The Company will not be required to effect any registration pursuant to this Article 3 if the Company shall have been advised in writing (with a copy to the selling Holders of Registrable Securities) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities by the Company that, in such firm's opinion, a registration of the Registrable Common Shares requested to be registered at that time would materially and adversely affect the Company's own scheduled offering of Common Shares; provided, however, that if the Company shall have been advised by such firm that an offering of some but not all of the Registrable Common Shares requested to be registered by the Holder(s) would not materially adversely affect the Company's offering of Common Shares, the aggregate number of Registrable Common Shares requested to be included in such offering by the Holders shall be reduced pro rata according to the total number of Registrable Common Shares requested to be registered by such Persons.

          (b) The Company shall not be required to effect any registration of Registrable Common Shares under this Article 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

          (c) Notwithstanding any request under this Section 3.1, a selling Holder may elect in writing, not less than two business days prior to the effective date of a registration under this Article 3, not to register its Registrable Securities in connection with such registration.

          (d) No registration of Registrable Common Shares effected under this
Article 3 shall relieve the Company of its obligation (if any) to effect registrations of Registrable Securities pursuant to Articles 2 or 4.

     3.2. Registration Expenses. The Company shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 3. In connection with any registration pursuant to this
Section 3, each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities.

                                    ARTICLE 4
                            REGISTRATION ON FORM S-3

     4.1. Notice and Registration. If the Company is permitted to register any of its equity securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a Form S-3, subject to the terms and conditions set forth herein, any Holder or Holders of Registrable Securities may request, by written notice to the Company, registration under the Securities Act on Form S-3 for an amount of Registrable Securities which are owned by such Holder or Holders in excess of the lesser of 250,000 Common Shares (treating any Preferred Shares for which registration is sought as having been converted into Common Shares for purposes of determining satisfaction of this threshold) and all remaining Registrable Securities held by the Holders. Upon such written notice, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company will use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) If the Company shall have previously effected a registration with respect to Registrable Securities pursuant to Articles 2 or 3 hereof, the Company shall not be required to effect a registration pursuant to this Article 4 until a period of ninety (90) days shall have elapsed from the effective date of the most recent such previous registration.

          (b) If, upon receipt of a registration request pursuant to this
Article 4, the Company is advised in writing (with a copy to the selling Holders) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with a public offering of securities by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect a Company Offering that had been planned by the Company's Board of Directors prior to the notice by the selling Holder who initially requested registration, the Company shall not be required to effect a registration pursuant to this Article 4 until the earliest of (i) three months after the completion of such Company Offering,
(ii) promptly after abandonment of such Company Offering or (iii) four months after the date of written notice requesting registration from the selling Holder who initially requested registration, in any event subject to any agreement limiting the right to sell Registrable Securities entered into in connection with such public offering between any underwriter and such selling Holder.

          (c) If, while a registration request is pending pursuant to this
Article 4, the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other comparable transaction, the Company shall deliver a certificate to such effect signed by its Chief Executive Officer, President, or any Executive Vice President to the selling Holders, and the Company shall not be required to effect a registration pursuant to this Article 4 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) sixty (60) days after the Company makes such good faith determination.

          (d) The Holders of Registrable Securities shall have the right to an unlimited number of registrations under this Section 4. No registration of Registrable Securities under this Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Registrable Securities pursuant to Articles 2 or 3.

     4.2. Registration Expenses. The Company shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4. In connection with any registration pursuant to this
Section 4, each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities.

     4.3. Other Holders of Registrable Securities. (a) Upon receipt of the written notice from a Holder requesting registration under Section 4.1, the Company shall give written notice to all other Holders of Registrable Securities. Subject to Section 4.3(b), the Company shall be required to cause the registration of securities for sale for the account of the Holders (the "Participating Holders") in any registration of Registrable Securities requested pursuant to this Article 4 who have delivered written notice to the Company within fifteen (15) Business Days of the date of receipt by such Participating Holders of the above-referenced written notice from the Company (which notice from the Participating Holders to the Company shall specify the number of shares to be disposed of and the intended method of disposition); provided that the Company shall not be required to cause the registration of all of the securities requested to be registered by Participating Holders if the Holders who requested such registration (the "Requesting Holders") are advised in writing (with a copy to the Company) by a nationally recognized independent investment banking firm selected as set forth in Section 4.3(c) that, in such firm's opinion, registration of all of such securities would materially adversely affect the offering and sale of Registrable Securities then contemplated by the Requesting Holders.

          (b) If the Company cannot, pursuant to the terms of this Section 4.3 register all of the shares requested to be registered, the Company shall register the Maximum Amount (as defined below), and such amount shall be allocated among the Holders, pro rata according to the number of shares for which registration was initially requested by the Holders. For purposes of this Section, "Maximum Amount" shall mean the largest number of shares (if any) that, in the opinion of the nationally recognized underwriter selected as set forth in
Section 4.3(c), could be offered to the public without materially adversely affecting the offering and sale of Registrable Securities as then contemplated by the selling Holders.

          (c) The following Persons shall be entitled to select the lead underwriter in an underwritten registered offering pursuant to this Article 4, subject to the consent of the Company, which shall not be unreasonably withheld:
(a) if there is only one Requesting Holder in such offering, the Requesting Holder; (b) if there is more than one Requesting Holder in such offering, the first Holder to exercise registration rights under this Article 4 with respect to such offering; (c) in the event that more than one Holder exercises Demand Registration rights on the same day, the Holder who requested a registration of the larger number of shares on such day. Notwithstanding anything to the contrary in this Agreement, if Trefoil or GEI (or General Electric Pension Trust ("GEPT") (or a direct or indirect subsidiary of GEPT) upon a distribution of Securities by Trefoil to its partners) is participating in the underwritten offering of Registrable Securities pursuant to such registration rights, GEPT (or Trefoil or GEI, acting on behalf of GEPT) shall have the absolute right to disapprove in such underwritten offering any underwriter in which General Electric Company has a direct or indirect five percent (5%) or greater voting equity interest or that would otherwise require the offering to be conducted in accordance with Schedule E under the rules of the National Association of Securities Dealers, Inc. by virtue of GEPT's interest in any shares being sold in such offering.

                                    ARTICLE 5
                                   PRIORITIES

     5.1. Demand and Form S-3 Registrations. If the lead underwriter in an underwritten offering registered under Article 2 or Article 4 of this Agreement advises the Company, the selling Holders or any other shareholders of the Company exercising contractual registration rights (the "Other Registering Holders") that in its good faith judgment the number of securities requested by the selling Holders to be included in such registration, when added to the number of securities to be included in such registration by the Company and/or all Other Registering Holders, exceeds the largest number (the "Sale Amount") which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Holders, the Company and/or the Other Registering Holders, as the case may be, the Company will include in such registration:

          (a) first, the Registrable Securities the selling Holders propose to sell; provided that if such securities exceed the Sale Amount, the Registrable Securities to be included in the registration shall be determined in accordance with the priorities set forth in Article 2 or 4 of this Agreement, as the case may be;

          (b) second, to the extent the Sale Amount is not exceeded, any securities the Company proposes to register (subject to any agreement between the Company and the remaining Other Registering Holders affecting registration priorities); and

          (c) third, to the extent the Sale Amount is not exceeded, any other securities held by any remaining Other Registering Holders, on a pro rata basis, based on the number of shares then owned by each such remaining Other Registering Holder, or such other basis to which they may have agreed among themselves.

     5.2. Piggyback Registrations. If the lead underwriter in a underwritten offering registered under Article 3 of this Agreement advises the Company, the selling Holders or the Other Registering Holders that in its good faith judgment the number of securities requested by the selling Holders to be included in such registration, when added to the number of securities to be included in such registration by the Company and/or all Other Registering Holders, exceeds the Sale Amount, the Company will include in such registration:

          (a) first, the Person or Persons (i.e., the Company or any Other Registering Holders, as the case may be) that initially requested such registration (any such Person an "Initiator");

          (b) second, to the extent the Sale Amount is not exceeded, the Registrable Securities the selling Holders propose to sell; provided that if such securities exceed the Sale Amount, the Registrable Securities to be included in the registration shall be determined in accordance with the priorities set forth in Article 3 of this Agreement;

          (c) third, to the extent the Sale Amount is not exceeded, any securities the Company proposes to register (if the Company is not the Initiator);

          (d) fourth, to the extent the Sale Amount is not exceeded, any other securities held by any remaining Other Registering Holders (other than any Initiators), on a pro rata basis, based on the number of shares then owned by each such remaining Other Registering Holder, or such other basis to which they may have agreed among themselves.

                                    ARTICLE 6
                             REGISTRATION PROCEDURES

     6.1. Registration and Qualification. In connection with the obligations of the Company with respect to the registration of any Registrable Securities under the Securities Act as provided in Articles 2, 3 or 4 of this Agreement, the Company shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and the Company shall, as promptly as practicable:

          (a) prepare, file and use all reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the selling Holders set forth in such registration statement or the expiration of 90 days after such Registration Statement becomes effective in the event of a registration under Article 2 or 3 and twelve months after such Registration Statement becomes effective in the event of a registration under
Article 4;

          (c) furnish to the selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the selling Holders or such underwriter may reasonably request;

          (d) use all reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the selling Holders or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably requested by the selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

          (e) use all reasonable efforts to list or admit for trading the Registrable Securities on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System or any national securities exchange or quotation system on which the Common Shares is then listed, if the listing of such securities is then permitted under the rules of such exchange;

          (f) if requested, (i) furnish to the selling Holders and any underwriters an opinion of counsel for the Company, addressed to them, dated the date of the closing under any underwriting agreement and otherwise the date of effectiveness, and (ii) use all reasonable efforts to furnish to the selling Holders and any underwriters a "comfort letter" signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to them; provided that with respect to such opinion and "comfort letter," the following shall apply: (A) the opinion and "comfort letter" shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the selling Holders or any such underwriters may reasonably request; (B) the "comfort letter" also shall cover events subsequent to the date of such financial statements; and (C) the Company shall have no obligations under this clause (f) unless the anticipated gross proceeds of the sale of all securities under such registration statement (whether by the selling Holders or otherwise) are greater than $5 million; and

          (g) notify the selling Holders immediately upon the happening of any event as a result of which a prospectus included in a registration statement, relating to a registration pursuant to Article 2, 3 or 4 hereof, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the selling Holders prepare and furnish to the selling Holders as many copies of a supplement to or an amendment of such prospectus as the selling Holders reasonably request so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company may require the selling Holders to furnish the Company such information regarding the selling Holders and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

     6.2. Underwriting. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration described in this Agreement, the Company will enter into and perform its obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 8 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 6.1(f). The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters in any such underwriting agreement shall also be made to and for the benefit of such holders of Registrable Securities, whether in such an underwriting agreement or otherwise.

          (b) In the event that any registration pursuant to Articles 2, 3 or 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Articles 2, 3 or 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the other Common Shares being sold through underwriters under such registration. In such case, the holders of

Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Company and the selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 8. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities.

     6.3. Blackout Periods. (a) At any time when a shelf registration statement covering Registrable Securities is effective, upon written notice from the Company to the selling Holders that the Board of Directors of the Company determines in good faith, with the advice of counsel, that the selling Holders' sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company, the selling Holders shall suspend sales of Registrable Securities pursuant to such shelf registration statement until the earlier of:

               (i) the date upon which such material information is disclosed to the public; and

               (ii) if the Company makes a good faith determination that the disclosure of such information would have a material adverse effect on the Company, the earlier of the date upon which such information ceases to be material and sixty (60) days after the Company makes such good faith determination.

(Any suspension under clause (ii) is hereinafter called an Information Blackout and the number of days from such suspension of sales under clause (ii) by the selling Holders until the day when such sales may be resumed under clause (i) or
(ii) hereof is hereinafter called a "Sales Blackout Period".)

          (b) If an Information Blackout under Section 6.3(a) persists for greater than fifteen (15) days, the selling Holders in such registration shall be entitled to terminate the registration of the Registrable Securities covered by the registration statement, and, if it is a Demand Registration under Article 2, recover the Demand Request. Under such circumstances, such Demand Request shall not reduce the number of Demand Registration rights available under Section 2.1(d).

          (c) If there is an Information Blackout under Section 6.3(a), and if the Holders do not exercise their cancellation right, if any, pursuant to 6.3(b) above, or, if such cancellation right is not available, the time period set forth in Section 6.1(b) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

          (d) At any time when a registration statement covering Registrable Securities is effective, upon written notice from the Company to the selling Holders that the Board of Directors of the Company determines in good faith, with the advice of counsel, that the selling Holders' sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information, the selling Holders shall suspend sales of Registrable Securities pursuant to shelf registration statement until the date upon which such material information is disclosed to the public, but the Company shall not have the right to cause an Information Blackout.

          (e) Whenever there is a suspension of sales pursuant to this Section 6.3, except under an Information Blackout, the Company shall promptly comply with 6.1(b) relating to the material information the non-disclosure of which caused such suspension so as to permit the resumption of sales as promptly as is reasonably possible.

     6.4. Conditions and Limitations on Registration of Registrable Securities. The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1 or 4.1 hereof if it shall deliver to the Holder or Holders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such holder or holders) to the effect that the Registrable Securities requested to be registered may be sold by such holder without registration under the Securities Act.

     6.5. Qualification for Rule 144 Sales. The Company will take all actions reasonably necessary to comply with the filing requirements described in Rule 144(c)(1) so as to enable Holders to sell Registrable Securities without registration under the Securities Act and, upon the written request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such filing requirements.

     6.6 No Conflicting Agreements. The Company hereby covenants and agrees that it will not enter into any agreements with any of its present or future stockholders which will conflict with the rights of any Holder under this Agreement.

                                    ARTICLE 7
                      PREPARATION; REASONABLE INVESTIGATION

     7.1. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the selling Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                    ARTICLE 8
                        INDEMNIFICATION AND CONTRIBUTION

     8.1. Indemnification and Contribution. (a) In the event of any registration of Registrable Securities hereunder, the Company will, and hereby does, indemnify and hold harmless, each selling Holder, its respective directors, officers, partners, agents, employees and affiliates and each other person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each such selling Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and subject to Section 8.1(g) the Company will reimburse as incurred each such selling Holder and each such director, officer, partner, agent, employee or affiliate, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, action, or proceeding; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such selling Holder or underwriter specifically stating that it is for use in the preparation thereof, and (ii) the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls or is controlled by such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of such underwriter's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus.

          (b) Each selling Holder severally will, and hereby does, indemnify and hold harmless the Company, its directors, its officers who sign the registration statement, each Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such selling Holder to the Company through an instrument duly executed by or on behalf of such selling Holder specifically stating that it is for use in preparation thereof.

          (c) Promptly after receipt by any indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in paragraphs (a) or (b) of this Section 8.1, the indemnified party will notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under paragraphs (a) or (b) of this Section 8.1.

          (d) If for any reason the indemnity under this Section 8.1 is unavailable or is insufficient to hold harmless any indemnified party under paragraph (a) or (b) of this Section 8.1, then the indemnifying parties shall contribute to the amount paid or payable to the indemnified party as a result of any loss, claim, expense, damage or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), and legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 8.1 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph (d) of Section 8.1.

          (e) Indemnification and contribution similar to that specified in this
Section 8.1 (with appropriate modifications) shall be given by the Company and the selling Holders with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act.

          (f) Notwithstanding any other provision of this Section 8.1, to the extent that any director, officer, partner, agent, employee, affiliate, or other representative (current or former) of any indemnified party is a witness in any action or proceeding, the indemnifying party agrees to pay to the indemnified party all expenses reasonably incurred by, or on the behalf of, the indemnified party and such witness in connection therewith.

          (g) If any action or proceeding shall be brought or asserted against any selling Holder in respect of which indemnity may be sought from the Company under this Section 8.1, upon notice to the Company in accordance with Section 8.1(c) hereof, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such selling Holder and the payment of all expenses. Such selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of the selling Holder shall be at the expense of such selling Holder unless (a) the Company has agreed in writing to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such selling Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such selling Holder and the Company (in which case, if such selling Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such selling Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such selling Holder and any other selling Holders, which firm shall be designated in writing by such selling Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such selling Holders from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 8.1.

          (h) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of any indemnified party to indemnification hereunder or create a presumption that any indemnified party violated any federal or state securities laws.

               (i) In the event that advances are not made pursuant to this
Section 8.1 or payment has not otherwise been timely made, each indemnified party shall be entitled to seek a final adjudication in an appropriate court of competent jurisdiction of the entitlement of the indemnified party to indemnification or advances hereunder.

               (ii) The Company and the selling Holders agree that they shall be precluded from asserting that the procedures and presumptions of this Section
8.1 are not valid, binding and enforceable. The Company and the selling Holders further agree to stipulate in any such court that the Company and the selling Holders are bound by all the provisions of this Section 8.1 and are precluded from making any assertion to the contrary.

               (iii) To the extent deemed appropriate by the court, interest shall be paid by the indemnifying party to the indemnified party at a reasonable interest rate for amounts which the indemnifying party has not timely paid as the result of its indemnification and contribution obligations hereunder.

          (i) In the event that any indemnified party is a party to or intervenes in any proceeding in which the validity or enforceability of this
Section 8.1 is at issue or seeks an adjudication to enforce the rights of any indemnified party under, or to recover damages for breach of, this Section 8.1, the indemnified party, if the indemnified party prevails in whole in such action, shall be entitled to recover from the indemnifying party and shall be indemnified by the indemnifying party against, any expenses incurred by the indemnified party. If it is determined that the indemnified party is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the indemnified party is entitled to indemnification and for such claims, issues or matters for which the indemnified party is not so entitled.

          (j) The indemnity agreements contained in this Section 8.1 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Registrable Securities by any Holder.

                                    ARTICLE 9
                         BENEFITS OF REGISTRATION RIGHTS

     9.1. Benefits of Registration Rights. Subject to the limitations of Sections 2.1, 3.1 and 4.1, Holders of Registrable Securities may severally or jointly exercise the registration rights hereunder in such proportion as they shall agree among themselves. No consent of Holder shall be required to exercise registration rights under this Agreement or otherwise to be entitled to the benefits of this Agreement as applicable to all Holders.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1. Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     10.2. Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     10.3. Governing Law. This Agreement, shall be construed and enforced in accordance with the internal laws of the State of New York.

     10.4. Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

     10.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     10.6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and, if such acquisition was effected in accordance with the terms and provisions of the Purchase Agreements, such Person shall be entitled to receive the benefits hereof.

     10.7. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Any remedy under this Section 10.7 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     10.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, premises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     10.9. Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Holders shall be made to the address listed on the stock transfer records of the Company.

     10.10. Termination. If no Registrable Securities have been acquired and no rights to acquire Registrable Securities have vested prior to or in connection with the termination of the Purchase Agreement in accordance with its terms, this Agreement shall terminate upon such termination.

     11.11. Lock-Up Agreements. In connection with any underwritten offering including shares being sold by the Company, any Holder that is selling Registrable Securities in such offering or that holds Registrable Securities representing at least 5% of the then outstanding Common Shares of the Company on a fully diluted basis, shall enter into an agreement, upon request by the managing underwriter for such offering, in a form usual for such offerings and reasonably acceptable to the Holders, restricting such Holder's sale of Preferred Shares or Common Shares for a period not to exceed the lesser of 90 days and the shortest period of time provided for in any similar agreements entered into with such underwriter by any director, officer or other stockholder of the Company. In connection with any underwritten offering under Articles 2 or 4, the Company shall, and shall use reasonable best efforts to cause its directors and officers to, enter into an agreement, upon request by the managing underwriter for such offering, in a form usual for such offerings and reasonably acceptable to the Company and its directors and officers, restricting the Company's and such directors' and officers' sale of Common Shares and other securities convertible into Common Shares for a period not to exceed the lesser of 90 days and the shortest period of time provided for in any similar agreements entered into with such underwriter by any Holder.

                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                                        TREFOIL CAPITAL INVESTORS II, L.P.

                                        By:   TREFOIL INVESTORS II, INC.
                                                 its managing general partner


                                        By:_________________________________
                                              Name:
                                              Title:



                                        GE INVESTMENT PRIVATE PLACEMENT
                                        PARTNERS II, A LIMITED PARTNERSHIP

                                        By:   GE INVESTMENT MANAGEMENT
                                              INCORPORATED
                                               a general partner


                                        By:_________________________________
                                              Name:
                                              Title:



                                        THE GRAND UNION COMPANY


                                        By:_________________________________
                                              Name:
                                              Title:

                                                            EXHIBIT F-1


        [FORM OF ROPES & GRAY OPINION  FOR FIRST AND PRINCIPAL CLOSINGS]


                                                , 1996




Trefoil Capital Investors II, L.P.
GE Investment Private Placement Partners II,
  a Limited Partnership
c/o Shamrock Capital Advisors, Inc.
4444 Lakeside Drive
Burbank, California  91505

     Re: 2,000,000 Shares of Class A Convertible Preferred Stock, par value $1.00 per share, of The Grand Union Company, a Delaware corporation
          -------------------------------------------------------------------
          (the "Company")
          ---------------

Ladies and Gentlemen:

     We have acted as counsel for the Company in connection with the issuance and sale by the Company of up to an aggregate of 2,000,000 shares (the "Shares") of its Class A Convertible Preferred Stock, par value $1.00 per share (the "Class A Preferred Stock"). This opinion is furnished to you pursuant to Section [6.3(d)/6.4(d)] of the Stock Purchase Agreement (the "Purchase Agreement") dated as of July 30, 1996 between the Company and you relating to the issuance and sale of the Shares. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

     We call your attention to the fact that our representation of the Company began on June 16, 1995 and that, while this firm advises and represents the Company on a regular basis, our advice and representation are limited to specific matters referred to us from time to time by the Company.

     We have attended the [First/Principal] Closing held today. We have examined executed copies of the Purchase Agreement, the Registration Rights Agreement and the Management Services Agreement (collectively, the "Agreements") and such other documents as we have deemed necessary as a basis for the opinions expressed herein.

     We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We call your attention to the fact that each of the Agreements provides that it is to be governed by and construed in accordance with the laws

                                         -2-                         , 1996


of the State of New York and that the other agreements and documents referred to in paragraph 8 below provide that they are to be governed by the laws of various jurisdictions. For purposes of rendering the opinions expressed in paragraphs 7 and 8 below, we have assumed that each Agreement and each other agreement and document referred to in paragraph 8 below provides that it is to be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts and that a court would apply such laws to the Agreements and such other agreements and documents.

     Insofar as this opinion related to factual matters information with respect to which is in the possession of the Company, and insofar as matters are stated as being "to our knowledge", we have made inquiries to the extent we believe necessary as a basis for the opinions expressed herein with respect to such matters and have relied upon representations made by the Company in the Purchase Agreement and representations made to us by one or more officers of the Company. Although we have not independently verified the accuracy of such representations, we do not know of the existence or absence of any fact contradicting such representations.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws (i) to execute and deliver the Agreements and to perform its obligations thereunder, including without limitation to issue and sell the Shares and to issue the shares of Common Stock issuable upon conversion of the Shares, and (ii) to carry on the business now conducted by it and to own, lease, license and use the assets and properties it now owns or operates.

     2. Based solely on certificates of the Secretaries of State of the following jurisdictions, the Company is duly qualified to do business as a foreign corporation in New Jersey, New York, Connecticut and Vermont, these being the only jurisdictions in which we have been informed by the Company that the Company owns or leases real property.

     3. Immediately prior to the Principal Closing, the authorized capital stock of the Company consisted of (a) _______ shares of Common Stock, par value $__ per share (the "Common Stock"), of which _______ shares were issued and outstanding, _______ shares were reserved for issuance upon the conversion of the Class A Preferred Stock and _______ shares were reserved for issuance upon the exercise of outstanding options and warrants of the Company and (b) ______ shares of Preferred Stock, of which ______ shares have been designated as Class A Preferred Stock, of which no shares were issued and outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Agreements, the Company Disclosure Schedule and the Certificate of Designation, to our knowledge, there are no outstanding stockholders' agreements, voting trusts, subscriptions, options, warrants, rights, calls,

                                         -3-                         , 1996


understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     4. The Certificate of Designation has been duly authorized and adopted by the Company, has been filed with the Secretary of State for the State of Delaware and is in full force and effect.

     5. The Shares delivered at the [First/Principal] Closing (the "[First/Principal] Shares") have been duly authorized and validly issued and are fully paid and non-assessable; and the shares of Common Stock issuable upon conversion of the [First/Principal] Shares (the "Conversion Shares") have been duly authorized and reserved for issuance and, when issued in accordance with the provisions of the Company's Certificate of Incorporation, will be validly issued, fully paid and non-assessable. [The shares of Common Stock and Preferred Stock issuable as dividends on the Principal Shares in accordance with the terms of the Certificate of Designation will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.]

     6. The certificates evidencing the Shares comply as to form with the DGCL.

     7. Each of the Agreements has been duly authorized, executed and delivered by the Company, is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, (a) except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors, (b) subject to general principles of equity, regardless of whether applied to proceedings in equity or at law and (c) except that we express no opinion with respect to provisions relating to indemnification or contribution contained in the Registration Rights Agreement.

     8. The execution and delivery of the Agreements and the issuance and delivery of the [First Principal] Shares do not result in any violation of the charter or by-laws of the Company, and do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any property or assets of the Company under, or require any consent or approval under, (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument to which the Company is a party and which (i) has been filed as an exhibit with any of the Company SEC Reports or (ii) is listed on Section 2.5 of the Company Disclosure Schedule, except for any such conflicts, breaches or defaults or liens, which would not have a Material Adverse Effect or (B) any existing applicable Massachusetts or federal law, rule or regulation (other than the securities or blue sky laws of the United States or the various states, as to which we express no opinion except as set forth in paragraph 9 below).

                                         -4-                         , 1996


     9.   Based upon your representations and warranties set forth in Section
3.3 of the Purchase Agreement, the issuance and sale of the [First/Principal] Shares do not require registration of the [First/Principal] Shares under the Securities Act of 1933, as amended.

     10. To our knowledge based solely upon inquiry of the Company's executive officers and without having searched any court dockets, there is no litigation, arbitration or other governmental proceeding or investigation pending or threatened that seeks to prohibit or otherwise challenges the consummation of the transactions contemplated by the Agreements, or to obtain material damages with respect thereto.

     This opinion is furnished by us to you solely for your benefit pursuant to the Purchase Agreement and, except as expressly consented to by us in writing, may not be relied upon by you for any other purpose or relied upon by any other person.


                                   Very truly yours,


                                   Ropes & Gray

                                                                     Exhibit F-2

     Form of Opinion to be rendered by Willkie, Farr & Gallagher in connection with the First Closing under the Stock Purchase Agreement, dated as of July __, 1996 (the "Purchase Agreement"), among The Grand Union Company (the "Company"), Trefoil Capital Investors II, L.P.("Trefoil II") and GE Investment Private Placement Partners II, A Limited Partnership ("GEIPPPII" and, collectively with Trefoil II, the "Purchasers"). Capitalized terms used herein without definition have the meanings given in the Purchase Agreement.

     1. There has been substantial consummation, as such term is defined in section 1101(2) of title 11 of the United States Code, of the Company's second amended plan of reorganization and the transactions contemplated thereby.

                                                                    Exhibit G-1

     Form of Opinion to be rendered by Fried, Frank, Harris, Shriver & Jacobson in connection with the First Closing under the Stock Purchase Agreement, dated as of July __, 1996 (the "Purchase Agreement"), among The Grand Union Company (the "Company"), Trefoil Capital Investors II, L.P.("Trefoil II") and GE Investment Private Placement Partners II, A Limited Partnership ("GEIPPPII" and, collectively with Trefoil II, the "Purchasers"). Capitalized terms used herein without definition have the meanings given in the Purchase Agreement.

     1. Trefoil II is a validly existing partnership in good standing under the laws of the State of Delaware.

     2. Trefoil II has full partnership power and authority to execute and deliver the Purchase Agreement and the Registration Rights Agreement (the "Documents") and all other agreements therein contemplated to be executed by Trefoil II, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

     3. The Documents have been duly authorized, executed and delivered by Trefoil II.

     4. The Documents are the legal, valid and binding obligations of Trefoil II and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and general equitable principles) are enforceable against Trefoil II in accordance with their respective terms.

     5. The execution and delivery of the Documents and the consummation of the transactions contemplated thereby and the fulfillment of and compliance with the terms and conditions thereof will not (a) conflict with any terms, conditions or provisions of the Certificate of Limited Partnership or the Agreement of Limited Partnership, each as amended, of Trefoil II; or (b) violate any federal or state laws, statutes, ordinances or regulations.

     6. After due inquiry, we have no knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any person or entity or federal, state, local, or other governmental authority or any court or other tribunal, except such consents, authorizations, approvals, orders, licenses, certificates or permits that have been obtained or waived prior to the date hereof, which are required of Trefoil II for the execution or delivery by Trefoil II of the Documents or in connection with its performance of its obligations thereunder.

     7. To our knowledge after due inquiry, Trefoil II is not a party to, subject to or bound by any judgment, award, judicial or administrative order, writ, prohibition, injunction or decree (including a consent decree), license or permit of any court, governmental body or arbitrator, and no action or proceeding is pending against Trefoil II or threatened, which would prevent or adversely affect the execution, delivery, or performance of the Documents and all other agreements therein contemplated to be entered into by Trefoil II.

                                                                     Exhibit G-2

     Form of Opinion to be rendered by Dewey Ballantine in connection with the First Closing under the Stock Purchase Agreement, dated as of July __, 1996 (the "Purchase Agreement"), among The Grand Union Company (the "Company"), Trefoil Capital Investors II, L.P.("Trefoil II") and GE Investment Private Placement Partners II, A Limited Partnership ("GEIPPPII" and, collectively with Trefoil II, the "Purchasers"). Capitalized terms used herein without definition have the meanings given in the Purchase Agreement.

     1. GEIPPPII is a validly existing partnership in good standing under the laws of the State of Delaware.

     2. GEIPPPII has full partnership power and authority to execute and deliver the Purchase Agreement and the Registration Rights Agreement (the "Documents") and all other agreements therein contemplated to be executed by GEIPPPII, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

     3. The Documents have been duly authorized, executed and delivered by GEIPPPII.

     4. The Documents are the legal, valid and binding obligations of GEIPPPII and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and general equitable principles) are enforceable against GEIPPPII in accordance with their respective terms.

     5. The execution and delivery of the Documents and the consummation of the transactions contemplated thereby and the fulfillment of and compliance with the terms and conditions thereof will not (a) conflict with any terms, conditions or provisions of the Certificate of Limited Partnership or the Agreement of Limited Partnership, each as amended, of GEIPPPII; or (b) violate any federal or state laws, statutes, ordinances or regulations.

     6. After due inquiry, we have no knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any person or entity or federal, state, local, or other governmental authority or any court or other tribunal, except such consents, authorizations, approvals, orders, licenses, certificates or permits that have been obtained or waived prior to the date hereof, which are required of GEIPPPII for the execution or delivery by GEIPPPII of the Documents or in connection with its performance of its obligations thereunder.

     7. To our knowledge after due inquiry, GEIPPPII is not a party to, subject to or bound by any judgment, award, judicial or administrative order, writ, prohibition, injunction or decree (including a consent decree), license or permit of any court, governmental body or arbitrator, and no action or proceeding is pending against GEIPPPII or threatened, which would prevent or adversely affect the execution, delivery, or performance of the Documents and all other agreements therein contemplated to be entered into by GEIPPPII.

                                                                       Exhibit H
                             THE GRAND UNION COMPANY
                            201 Willowbrook Boulevard
                                 Wayne, NJ 07470

                                                          July __, 1996

Shamrock Capital Advisors, Inc.
4444 Lakeside Drive
Burbank, California  91505

Attention:  Geoffrey T. Moore

Gentlemen:

     This letter will confirm our engagement of Shamrock Capital Advisors, Inc., a Delaware corporation ("SCA") to provide management and consulting services to The Grand Union Company, a Delaware corporation (the "Company"), and its subsidiaries for a period of three years commencing on the Principal Closing Date (as that term is defined in the Purchase Agreement, defined below). We understand that SCA is the investment manager for Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil"), which is a party to that Stock Purchase Agreement, dated July __, 1996 (the "Purchase Agreement"), by and among the Company, Trefoil and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEI") (Trefoil and GEI to be referred to collectively as the "Purchasers").

     1. SCA will consult with, and provide advice to, the officers and management employees of the Company concerning matters (i) relating to the Company's financial policies and the development and implementation of the Company's business plans and (ii) generally arising out of the business affairs of the Company. It is understood that the Company shall have no obligation to follow any of SCA's advice. SCA shall devote such time as it deems is necessary to perform the services to be rendered by it hereunder, and SCA shall not be required to devote any minimum amount of time to the performance of such services. SCA may also be retained to provide additional special services to the Company as approved from time to time by the independent directors of the Company (directors of the Company neither affiliated nor associated with any of the Purchasers), upon such terms and conditions and for such compensation as shall be negotiated in good faith by SCA and the Company.

     2. SCA's compensation for management and consulting services hereunder will be $300,000 in the first year of SCA's engagement to provide services hereunder (each such year a "Service Year"), $400,000 in the second Service Year, and $500,000 in the third Service Year, such amounts to be payable semiannually in advance in equal installments each Service Year, with the initial semiannual payment for the first Service Year to be made on the Principal Closing Date. The Company shall also reimburse SCA (or cause SCA to be reimbursed) for all of its reasonable out-of-pocket costs and expenses in connection with the performance of its services hereunder, which shall include the reasonable fees and disbursements of its counsel, upon documentation thereof. In addition to the foregoing compensation, the officers, directors or employees of any of the Purchasers or their respective affiliates serving as directors of the Company will also be paid customary director fees paid to non-employee directors of the Company and will be reimbursed for all of their reasonable out-of-pocket costs and expenses in connection therewith.

     3. The Company has been advised that SCA (and its officers and directors) provides consulting, management and other services to Trefoil, entities in which Trefoil invests, Shamrock Holdings, Inc., a Texas corporation ("Shamrock"), entities in which Shamrock invests, and others and that SCA anticipates it will continue to provide such services and similar services to other persons and entities. Accordingly, the Company acknowledges and agrees that SCA shall not be prevented or restricted, in any manner whatsoever, by this letter agreement from providing services (pursuant to a written agreement or otherwise) to any other person or entity and will be supplying services to the Company on a non-exclusive basis.

     4. The Company agrees to indemnify SCA and its affiliates in accordance with Schedule A, as attached hereto.

     5. This letter agreement may be terminated at any time, with or without cause, by SCA or the Company. Termination of this letter agreement by the Company shall not relieve the Company from its obligations (i) to pay to SCA any unpaid portion of the total amount of fees due to SCA during the entire stated term of this letter agreement, without giving effect to such termination (including any and all expenses incurred by SCA but not yet reimbursed by the Company in connection with the performance of services hereunder), which may be paid in one lump sum at the time of termination or in accordance with paragraph 2 hereof, at the Company's option, and (ii) to indemnify SCA in accordance with the provisions of Schedule A hereto, which obligations shall survive any termination of this letter agreement by the Company or SCA.

     6. SCA hereby agrees that it will, and will use its best efforts to, cause its directors, officers, employees, agents and advisors ("Representatives") to, maintain the confidentiality of all information obtained by it or its Representatives in connection with its services hereunder; will not disclose such information to any third party (including any other company to which SCA provides management services), except for information which (i) is or becomes generally available to the public other than as a result of a disclosure by SCA or its Representatives,
(ii) was within SCA's possession prior to its being furnished to you by or on behalf of the Company pursuant hereto, provided that the source of such information was not known by SCA to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or (iii) becomes available to SCA on a nonconfidential basis from a source other than the Company or any of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

     If this letter accurately sets forth our understanding with respect to the subject matter hereof, please indicate that SCA will be bound hereby by executing the enclosed copy of this letter in the space provided and return it to us.

                                        Very truly yours,

                                        THE GRAND UNION COMPANY


                                        By:_____________________________________
                                        Name:
                                        Title:

Agreed to and accepted
this __th day of July, 1996

SHAMROCK CAPITAL ADVISORS, INC.


By:____________________________
     Managing Director

                                                                      SCHEDULE A

     As part of the consideration for the agreement of SHAMROCK CAPITAL ADVISORS, INC., a Delaware corporation ("SCA"), to furnish its services, THE GRAND UNION COMPANY, a Delaware corporation (the "Company"), agrees to indemnify and hold harmless SCA and its affiliates and the respective partners, officers, directors, employees and agents of, and persons controlling, SCA or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and each of their respective successors and assigns (collectively, the "indemnified persons") from and against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by SCA pursuant to the terms of the letter agreement, dated July __, 1996, between SCA on the one hand and the Company on the other (the "Letter Agreement"), or SCA's role in connection therewith; provided, however, that the Company shall not be responsible for any claims, liabilities, expenses, losses and damages to the extent that it is finally judicially determined that they result primarily from actions taken or omitted to be taken by SCA in bad faith or due to SCA's gross negligence or willful misconduct. If for any reason (other than the bad faith, gross negligence or willful misconduct of SCA as provided above) the foregoing indemnity is unavailable to SCA or insufficient to hold SCA harmless, then the Company shall contribute to the amount paid or payable by SCA as a result of such claim, liability, expense, loss or damage in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and SCA on the other but also the relative fault of the Company and SCA, as well as any relevant equitable considerations, subject to the limitations that in any event SCA's aggregate contribution to all losses, claims, expenses, liabilities and damages shall not exceed the amount of fees actually received by SCA pursuant to the Letter Agreement. Promptly after receipt by SCA of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification may be sought against the Company, SCA will notify the Company in writing of the receipt or commencement thereof, but failure to notify the Company will relieve the Company from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses, and will not in any event relieve the Company from any other obligation to any indemnified person other than under this indemnification agreement. The Company shall assume the defense of such action (including payment of fees and disbursements of counsel) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. SCA shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and disbursements of such counsel shall be at the expense of SCA unless employment of such counsel has been specifically authorized by the Company in writing. The Company shall pay the fees and expenses of one separate counsel for SCA and any other indemnified persons if the named parties to any such action (including any impleaded parties) include the Company (or any of the directors of the Company) and SCA and (i) in the good faith judgment of SCA the use of joint counsel would present such counsel with an actual or potential conflict of interest, or (ii) SCA shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (or the director(s)). The Company shall not be liable to indemnify any person for any settlement of any claim or action effected without the Company's written consent, which consent shall not be unreasonably withheld. In addition, the Company agrees to reimburse SCA and each other indemnified person for all expenses (including reasonable fees and disbursements of counsel if the Company does not assume the defense of such action) as they are incurred by SCA or any indemnified person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which SCA or any such indemnified person is a party. SCA shall have no liability to the Company or any other person in connection with the services which they render pursuant to the Letter Agreement, except for SCA's bad faith, gross negligence or willful misconduct judicially determined as aforesaid. The indemnification, contribution and expense reimbursement obligation the Company has under this paragraph shall be in addition to any liability the Company may otherwise have.

                                                                       EXHIBIT I


             [FORM OF ROPES & GRAY OPINION  FOR SUBSEQUENT CLOSINGS]


                                                , 199_




Trefoil Capital Investors II, L.P.
GE Investment Private Placement Partners II,
  a Limited Partnership
c/o Shamrock Capital Advisors, Inc.
4444 Lakeside Drive
Burbank, California  91505

     Re: 2,000,000 Shares of Class A Convertible Preferred Stock, par value $1.00 per share, of The Grand Union Company, a Delaware corporation
          -------------------------------------------------------------------
          (the "Company")
          ---------------

Ladies and Gentlemen:

     We have acted as counsel for the Company in connection with the issuance and sale by the Company of up to an aggregate of 2,000,000 shares (the "Shares") of its Class A Convertible Preferred Stock, par value $1.00 per share (the "Class A Preferred Stock"). This opinion is furnished to you pursuant to Section 6.5(b) of the Stock Purchase Agreement (the "Purchase Agreement") dated as of July 30, 1996 between the Company and you relating to the issuance and sale of the Shares. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

     We call your attention to the fact that our representation of the Company began on June 16, 1995 and that, while this firm advises and represents the Company on a regular basis, our advice and representation are limited to specific matters referred to us from time to time by the Company.

     We have attended the [Third/Fourth/Fifth] Closing held today. We have examined executed copies of the Purchase Agreement and such other documents as we have deemed necessary as a basis for the opinions expressed herein.

     We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

                                         -2-                         , 199_



     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to execute and deliver the Purchase Agreement and to perform its obligations thereunder, including without limitation to issue and sell the Shares and to issue the shares of Common Stock issuable upon conversion of the Shares.

     2. The Shares delivered at the [Third/Fourth/Fifth] Closing (the "[Third/Fourth/Fifth] Shares") have been duly authorized and validly issued and are fully paid and non-assessable; and the shares of Common Stock issuable upon conversion of the [Third/Fourth/Fifth] Shares (the "Conversion Shares") have been duly authorized and reserved for issuance and, when issued in accordance with the provisions of the Company's Certificate of Incorporation, will be validly issued, fully paid and non-assessable. The shares of Common Stock and Preferred Stock issuable as dividends on the [Third/Fourth/Fifth] Shares in accordance with the terms of the Certificate of Designation will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.

     This opinion is furnished by us to you solely for your benefit pursuant to the Purchase Agreement and, except as expressly consented to by us in writing, may not be relied upon by you for any other purpose or relied upon by any other person.


                                   Very truly yours,


                                   Ropes & Gray